Exhibit 10.3

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                            STOCK PURCHASE AGREEMENT

                  FOR THE ACQUISITION OF 100% OF THE SHARES OF

                       CORPORACION ACEROS DM, S.A. DE C.V.

              AND CERTAIN SHARES OF THE SUBSIDIARIES LISTED HEREIN

                                  by and among

                        Miguel Fernando Valladares Garcia
                          Juan Carlos Valladares Garcia
                             Pablo Valladares Garcia
                          Rosa Maria Valladares Garcia
                    Maria Josefina Victoria Valladares Garcia
                       Maria del Rosario Valladares Garcia
                        Rafael Modesto del Blanco Garrido
                      Encarnacion Sofia del Blanco Garrido
                        Marina Amalia del Blanco Garrido
                    and Margarita Gabriela del Blanco Garrido

                                   as Sellers

                                       and

                          Grupo Simec, S.A.B. de C.V.,

                                    as Buyer

                             Dated February 21, 2008

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                                TABLE OF CONTENTS

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RECITALS.........................................................................................................................1
ARTICLE I. Definitions...........................................................................................................1
    1.1        Definitions.......................................................................................................1
ARTICLE II. Purchase and Sale of Shares..........................................................................................9
    2.1        Purchase and Sale of Shares.......................................................................................9
    2.2        Payment of Purchase Price.........................................................................................9
    2.3        Working Capital Adjustment........................................................................................9
    2.4        Escrow...........................................................................................................13
    2.5        Sellers' Representative..........................................................................................14
    2.6        Appointment of Tax Representative................................................................................15
    2.7        Settlement of Inter-Company Accounts.............................................................................15
ARTICLE III. The Closing: Closing Obligations...................................................................................16
    3.1        The Closing......................................................................................................16
    3.2        Deliveries by the Sellers........................................................................................16
    3.3        Deliveries by the Buyer..........................................................................................18
    3.4        Company Shareholders' Meeting....................................................................................18
    3.5        Subsidiaries' Shareholders' Meetings.............................................................................19
    3.6        Buyer's Shareholders Meeting.....................................................................................19
ARTICLE IV. Representations and Warranties of Each Seller.......................................................................19
    4.1        Capacity; Authorization and Authority............................................................................19
    4.2        Due Execution and Delivery; Enforceability.......................................................................19
    4.3        Consents and Approvals; No Violation to Result...................................................................19
    4.4        Ownership of Shares and Subsidiary Shares........................................................................20
    4.5        Brokers..........................................................................................................20
ARTICLE V. Representations and Warranties of the Sellers........................................................................20
    5.1        Corporate Organization and Authority.............................................................................21
    5.2        Subsidiaries of the Company......................................................................................21
    5.3        Consents and Approvals; No Violation to Result...................................................................21
    5.4        Authorized and Outstanding Capital Stock.........................................................................21
    5.5        No Commitment to Issue Capital Stock or Rights to Acquire Capital Stock..........................................22
    5.6        Financial Statements.............................................................................................22
    5.7        Undisclosed and Contingent Liabilities...........................................................................23
    5.8        Absence of Certain Changes.......................................................................................23
    5.9        Permits..........................................................................................................25
    5.10       Litigation.......................................................................................................25
    5.11       Inventory........................................................................................................25
    5.12       Real Property; Leases............................................................................................26
    5.13       Assets Other than Real Property..................................................................................26
    5.14       Contracts........................................................................................................26
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    5.15       Environmental Matters............................................................................................27
    5.16       Compliance with Laws; Generally..................................................................................28
    5.17       Employees; Labor Relations; Compliance and Related Matters.......................................................28
    5.18       Intellectual Property; Software..................................................................................29
    5.19       Tax Matters......................................................................................................30
    5.20       Transactions with Affiliates and Related Parties.................................................................31
    5.21       Books and Records................................................................................................31
    5.22       Insurance........................................................................................................31
    5.23       Banking and Securities Accounts..................................................................................31
    5.24       Brokers..........................................................................................................31
    5.25       Accuracy.........................................................................................................31
    5.26       No Other Representations.........................................................................................32
ARTICLE VI. Representations and Warranties of the Buyer.........................................................................32
    6.1        Corporate Organization...........................................................................................32
    6.2        Authorization and Approval of Agreement..........................................................................32
    6.3        Consents and Approvals; No Violation to Result...................................................................32
    6.4        Compliance with Laws.............................................................................................33
    6.5        No Governmental Order............................................................................................33
    6.6        Litigation.......................................................................................................33
    6.7        Credit-Worthiness................................................................................................33
    6.8        Source of Funds..................................................................................................33
    6.9        Simec Shares.....................................................................................................33
    6.10       Brokers..........................................................................................................33
ARTICLE VII. Covenants..........................................................................................................34
    7.1        Affirmative Covenants of the Sellers.............................................................................34
    7.2        Negative Covenants of the Sellers................................................................................34
    7.3        Confidentiality..................................................................................................35
    7.4        Competition; Other Regulatory Filing(s)..........................................................................36
    7.5        Updating Schedules...............................................................................................36
    7.6        Resignations.....................................................................................................37
    7.7        Buyer's Shareholders Meeting.....................................................................................37
ARTICLE VIII. Post-Closing Covenants............................................................................................37
    8.1        Buyer's Post-Closing Covenants...................................................................................37
    8.2        [Intentionally Omitted]..........................................................................................37
    8.3        Indemnification of Officers, Directors, Secretaries and Statutory Auditors.......................................37
    8.4        Non-Compete; Non-Solicitation; Transition........................................................................38
    8.5        Cancellation of Liens............................................................................................38
    8.6        Translation......................................................................................................39
ARTICLE IX. Conditions Precedent to Obligations of the Buyer....................................................................39
    9.1        Conditions Precedent.............................................................................................39
    9.2        Waiver...........................................................................................................39
ARTICLE X. Conditions Precedent to Obligations of the Sellers...................................................................40
    10.1       Conditions Precedent.............................................................................................40


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    10.2       Waiver...........................................................................................................40
ARTICLE XI. Termination.........................................................................................................40
    11.1       Termination......................................................................................................40
    11.2       Effect of Termination............................................................................................41
ARTICLE XII. Indemnification....................................................................................................42
    12.1       Indemnification by the Sellers...................................................................................42
    12.2       Indemnification by the Buyer.....................................................................................43
    12.3       Termination of Indemnification...................................................................................43
    12.4       Procedures.......................................................................................................43
    12.5       Holdback.........................................................................................................45
    12.6       Survival of Representations......................................................................................46
    12.7       Exclusive Remedy.................................................................................................46
    12.8       Limitation on Damages............................................................................................46
    12.9       Indemnification Currency.........................................................................................47
    12.10      Tax Status of Indemnification Payments...........................................................................47
    12.11      Representation of the Sellers....................................................................................47
ARTICLE XIII. Expenses..........................................................................................................47
    13.1       Expenses.........................................................................................................47
    13.2       Transfer and Other Taxes.........................................................................................47
ARTICLE XIV. Miscellaneous......................................................................................................48
    14.1       Issuance of Press Releases.......................................................................................48
    14.2       Cooperation Following the Closing................................................................................48
    14.3       Benefits and Burdens; Assignment.................................................................................48
    14.4       Notices..........................................................................................................48
    14.5       Entire Understanding.............................................................................................50
    14.6       Amendments; Waivers..............................................................................................50
    14.7       Interpretation; Exhibits and Schedules...........................................................................50
    14.8       Counterparts.....................................................................................................51
    14.9       Severability.....................................................................................................51
    14.10      Governing Law....................................................................................................51
    14.11      Consent to Jurisdiction..........................................................................................51

Exhibits
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Exhibit A            Ownership Proportions


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Schedules
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Schedule 3.4         Powers-of-Attorney
Schedule 3.5         Powers-of-Attorney
Schedule 4.3         Consents and Approvals; No Violation to Result
Schedule 5.2(a)      Subsidiaries of the Company
Schedule 5.2(b)      Ownership Structure
Schedule 5.3(b)      Consents and Approvals; No Violation to Result
Schedule 5.4         Authorized and Outstanding Capital Stock
Schedule 5.6(a)      Financial Statements
Schedule 5.6(b)      Financial Statements
Schedule 5.6(c)(i)   Financial Statements
Schedule 5.6(c)(ii)  Financial Statements
Schedule 5.6(d)(i)   Financial Statements
Schedule 5.6(d)(ii)  Financial Statements
Schedule 5.7         Financial Statements
Schedule 5.8         Absence of Certain Changes
Schedule 5.9         Licenses, Permits and Authorizations
Schedule 5.10        Litigation
Schedule 5.11        Inventory
Schedule 5.12(a)(i)  Real Property; Leases
Schedule 5.12(a)(ii) Real Property; Leases
Schedule 5.13        Assets Other than Real Property
Schedule 5.14(a)     Contracts
Schedule 5.14(b)     Contracts
Schedule 5.14(c)     Contracts
Schedule 5.15(a)     Environmental Matters
Schedule 5.15(b)     Environmental Matters
Schedule 5.15(c)     Environmental Matters
Schedule 5.17(a)     Employees; Labor Relations; Compliance and Related Matters
Schedule 5.17(b)     Employees; Labor Relations; Compliance and Related Matters
Schedule 5.17(c)     Employees; Labor Relations; Compliance and Related Matters
Schedule 5.17(d)     Employees; Labor Relations; Compliance and Related Matters
Schedule 5.17(e)     Employees; Labor Relations; Compliance and Related Matters
Schedule 5.17(f)     Employees; Labor Relations; Compliance and Related Matters
Schedule 5.17(g)     Employees; Labor Relations; Compliance and Related Matters
Schedule 5.18(a)     Intellectual Property; Software


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Schedule 5.18(b)     Intellectual Property; Software
Schedule 5.18(c)     Intellectual Property; Software
Schedule 5.19        Tax Matters
Schedule 5.20(a)     Transactions with Affiliates and Related Parties
Schedule 5.22        Insurance
Schedule 5.23        Banking and Securities Accounts
Schedule 7.1         Affirmative Covenants of the Sellers
Schedule 7.2         Affirmative Covenants of the Sellers
Schedule 7.6         Resignations

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                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("Agreement"), dated February 21, 2008, by and among Miguel Fernando Valladares Garcia, Juan Carlos Valladares Garcia, Pablo Valladares Garcia, Rosa Maria Valladares Garcia, Maria Josefina Victoria Valladares Garcia, Maria del Rosario Valladares Garcia, Rafael Modesto del Blanco Garrido, Encarnacion Sofia del Blanco Garrido, Marina Amalia del Blanco Garrido and Margarita Gabriela del Blanco Garrido (collectively, the "Sellers"), and Grupo Simec, S.A.B. de C.V., a sociedad anonima bursatil de capital variable organized under the Laws of Mexico (the "Buyer").

1.    RECITALS

      WHEREAS, the Sellers are the beneficial and record owners of all of the issued and outstanding shares of common stock of Corporacion Aceros DM, S.A. de C.V. (the "Company"), a sociedad anonima de capital variable organized and existing under the Laws of Mexico. Additionally, the Sellers and the Company hold, directly or indirectly, all of the outstanding shares of common stock of the Subsidiaries.

      WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, (i) the total of the Company's issued and outstanding shares representing 100% (one hundred percent) of the Company's outstanding capital stock (the "Shares"), and (ii) any shares representing outstanding capital stock of the Subsidiaries held by the Sellers (the "Subsidiary Shares") for the Closing Date Purchase Price, pursuant to the terms and conditions set forth in this Agreement and in the proportions set forth in Exhibit A.

      WHEREAS, it is the intention of the parties hereto (the "Parties") that, upon consummation of the purchase and sale of the Shares and the Subsidiary Shares pursuant to this Agreement, the Buyer shall control directly or indirectly 100% (one hundred percent) of the issued and outstanding shares of the Company and the Subsidiaries on a fully diluted basis.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the adequacy of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

2.    ARTICLE I. DEFINITIONS

      1.1 DEFINITIONS. (a) As used in this Agreement (including its Exhibits and Schedules), the following terms shall have the meanings set forth or as referenced below:

      "2006 Audited Financial Statements" has the meaning set forth in Section 5.6(c).

      "2006 Combined Financial Statements" has the meaning set forth in Section 5.6(a).

      "2006 Financial Statement Date" has the meaning set forth in Section
5.6(a).

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                                                               Execution Version

      "2006 Financial Statements" has the meaning set forth in Section 5.6(c).

      "2007 Audited Financial Statements" has the meaning set forth in Section 3.2(iv)(x).

      "2007 Combined Financial Statements" has the meaning set forth in Section 3.2(iv)(y).

      "Adjusted Net Working Capital" means the combined current assets of the Company less the combined current liabilities of the Company and the Subsidiaries, determined as of the close of business on the Closing Date and in accordance with Mexican GAAP; provided, however, that for purposes of determining Adjusted Net Working Capital, the combined current assets and current liabilities of the Company and the Subsidiaries shall not include (a) any cash or cash equivalents or (b) any Debt.

      "Aerolineas Morelia" shall mean Aerolineas de Morelia, S.A. de C.V.

      "Affiliate" means, (i) with respect to any Person that is a legal entity, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and (ii) with respect to any Person who is an individual, his or her spouse or relatives within the second degree of kinship (parentesco consanguineo).

      "Affiliated and Related-Party Agreements" has the meaning set forth in
Section 5.20(a).

      "Aggregate Net Debt" means, as of any date, the aggregate amount of Debt of the Company as of such date, less the aggregate amount of unencumbered cash and cash equivalents of the Company, on a combined basis, as of such date, in each case, determined in accordance with Mexican GAAP.

      "Agreement" has the meaning set forth in the preamble hereof.

      "Available Escrow Amount" means, as of any date, the aggregate amount available of the Escrow Amount, as adjusted, released or depleted pursuant to the terms of Section 2.4 and the Escrow Agreement.

      "Banamex Liens" has the meaning set forth in Section 8.5.

      "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in Mexico City, Mexico are authorized or required by Law to close.

      "Buyer" has the meaning set forth in the recitals.

      "Buyer Indemnified Party" has the meaning set forth in Section 12.1.

      "Buyer's Shareholders' Meeting" means the Buyer's shareholders' meeting to be held in connection with the acquisition of the Shares and all matters related with this Agreement pursuant to article 47 of the Mexican Securities Market Law (Ley del Mercado de Valores).


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      "Buyer Voting Control Trust" means the voting control trust (fideicomiso de voto) created by Industrias CH, S.A.B. de C.V. and Tuberias Procarsa, S.A. de C.V., in which such entities will transfer the Simec Shares and give irrevocable instructions to the corresponding trustee (fiduciario) to vote the Simec Shares in the Buyer's Shareholders' Meeting, which shall be executed in form and substance reasonably acceptable to the Sellers.

      "Claim Notice" has the meaning set forth in Section 12.3.

      "Closing" has the meaning set forth in Section 3.1.

      "Closing Balance Sheet" has the meaning set forth in Section 2.3(c).

      "Closing Date" has the meaning set forth in Section 3.1.

      "Closing Date Financial Statements" has the meaning set forth in Section 2.3(c).

      "Closing Date Purchase Price" has the meaning set forth in Section 2.3(b).

      "Counter Notice" has the meaning set forth in Section 12.5(a).

      "Combined Interim Financial Statements" has the meaning set forth in
Section 5.6(b).

      "Company" has the meaning set forth in the recitals.

      "Company Material Adverse Effect" means any event, change, circumstance or occurrence which has had or would reasonably be expected to have a material adverse effect on the business, assets or liabilities (financial, operative or otherwise), or results of operations of the Company and the Subsidiaries, considered as a whole.

      "Competitive Business" means any business in the steel industry conducted in the territory of Mexico.

      "Consent" means any consent, waiver, approval, authorization, exemption, registration, license or declaration by any Person or any Governmental Authority.

      "Contracts" means any and all contracts, agreements, commitments or other binding undertakings, including those that are warranties, understandings, arrangements, guarantees, leases, mortgages, bonds, notes and other instruments (whether written, oral, express or implied).

      "Damages" means damages and losses (danos y perjuicios) in accordance with applicable Laws in Mexico, which any Party actually, directly and immediately suffers, incurs or becomes subject to.

      "Debt" means the principal amount (including interest, penalty, fees or otherwise) of all indebtedness for borrowed money of the Company and the Subsidiaries on a combined basis including capitalized leases, short term and long term bank loans, and other financial liabilities


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or similar interest-bearing liabilities outstanding of the Company and any of the Subsidiaries (without duplication), determined in accordance with Mexican GAAP.

      "Determination Date" means the earlier to occur of (a) if the Sellers' Representative does not timely deliver a Dispute Notice, the date that is forty-five (45) calendar days following the date on which the Buyer delivers the Closing Date Financial Statements to the Sellers' Representative (plus such number of days during which the Sellers' Representative has not received the supporting documentation and been granted access to the Company and the Subsidiaries' books and records, following written request therefore from the Sellers' Representative to the Buyer, which request must be made within fifteen
(15) calendar days from the date of receipt of the Closing Date Financial Statements), and (b) if the Sellers' Representative timely delivers a Dispute Notice, the earlier to occur of (i) the date of which the Buyer and the Sellers' Representative finally and conclusively resolve any and all disputes set forth in the Dispute Notice, and (ii) the date of the Final Report of the Independent Accounting Firm.

      "Dispute Notice" has the meaning set forth in Section 2.3(d).

      "Dollars" or "US$" means the legal currency of the United States of America.

      "Enterprise Value" means US$850,000,000.00 (eight hundred fifty million Dollars 00/100), or its Peso equivalent as at the relevant date, which is the total enterprise value of the Company and the Subsidiaries, considered as a whole.

      "Environmental Claim" means any claim, action, investigation or written notice to the Company or any of the Subsidiaries by any Person alleging potential liability (including, without limitation, potential ability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from (a) the presence, or release into the environment, of any Hazardous Substance at any Owned Real Property or (b) circumstances forming the basis of any violation, or alleged violation of any applicable Environmental Law.

      "Environmental Laws" means any Law of Mexico regulating or relating to pollution prevention, protection of the environment (including ambient air and surface or subsurface strata), the use of natural resources, the use of water (including surface water, groundwater, drinking water supplies and aquifer), including without limitation, those relating to manufacture, processing, distribution, use, treatment, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the storage, disposal, transport or handling of Hazardous Substances.

      "Environmental Permits" means all Permits from any Governmental Authority required pursuant to any Environmental Law for the operations of the Company or any of the Subsidiaries as currently conducted.

      "Escrow Agent" has the meaning set forth in the Escrow Agreement.


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      "Escrow Agreement" has the meaning set forth in Section 2.4(a).

      "Escrow Amount" has the meaning set forth in 2.4(a).

      "Estimated Adjusted Net Working Capital" has the meaning set forth in
Section 2.3(a).

      "Estimated Adjustment Statement" has the meaning set forth in Section 2.3(a).

      "Estimated Aggregate Net Debt" has the meaning set forth in Section
2.3(a).

      "Estimated Closing Balance Sheet" has the meaning set forth in Section 2.3(a).

      "Estimated Financial Statements" has the meaning set forth in Section 2.3(a).

      "Estimated Purchase Price" means the amount resulting from subtracting (i) the JPMorgan Loan outstanding as at the date of this Agreement, from (ii) the Enterprise Value.

      "Exhibits" means each of the exhibits to this Agreement which is delivered by the Sellers or by the Buyer, as the case may be, and which is attached hereto.

      "FCC" means the Mexican Federal Competition Commission (Comision Federal de Competencia).

      "Final Aggregate Debt" means the amount of the Aggregate Net Debt of the Company, on a combined basis, as of the close of the business on the Closing Date, as finally determined in accordance with the provisions of Section 2.4.

      "Final Adjusted Working Capital" means the amount of Adjusted Net Working Capital, as finally determined in accordance with the provisions of Section 2.4.

      "Final Report" has the meaning set forth in Section 2.3(e).

      "Final Resolution" has the meaning set forth in Section 2.4(d).

      "Firm Holdback Amount" means a final and definitive amount to be held by the Escrow Agent in connection with a dispute related to a certain Requested Holdback, pursuant to Section 12.5.

      "Governmental Authority" means any judicial, legislative or executive authority (whether federal, state or municipal) or any subdivision, agency, bureau, court, commission, board, office, instrumentality or other judicial, administrative or regulatory authority thereof.

      "Hazardous Substance" means (a) any pollutant or contaminant or toxic chemical, material, substance or waste with corrosive, reactive, toxic, explosive, flammable characteristics or which presents or contains infectious agents, (including without limitation, any petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas) and (b) any other chemicals, persistent organic compounds, materials, wastes or substances or the mixture or those,


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regarded, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

      "Indemnified Executives" has the meaning set forth in Section 8.3.

      "Indemnified Party" has the meaning set forth in Section 12.4.

      "Independent Accounting Firm" has the meaning set forth in Section 2.3(e).

      "Individual Interim Financial Statements" has the meaning set forth in
Section 5.6(d).

      "Intellectual Property" means any patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade secrets, service marks, service mark registrations, applications for service mark registrations, trade names, labels, slogans, claims of copyright, copyright registrations, applications for copyright registrations, copyrights, domain names, drawings, designs and proprietary know-how or information.

      "Interim Financial Statement Date" has the meaning set forth in Section 5.6(b).

      "Interim Financial Statements" has the meaning set forth in Section
5.6(d).

      "Inventory" has the meaning set forth in Section 5.11.

      "IT Assets" has the meaning set forth in Section 5.18(d)

      "JPMorgan Loan" means any and all amounts owed by the Company under a certain US$720'000,000.00 (seven hundred twenty million Dollars 00/100) Loan Agreement, dated as of February 5, 2008, entered into by and between the Company, as borrower, and JPMorgan Chase Bank, N.A., as lender, as of the Closing Date.

      "Judgment" means any judgment, order, ruling or award of any court, arbitrator or other Governmental Authority arising out of any Proceeding.

      "Knowledge" shall mean, with respect to the Sellers, the actual knowledge of a fact or matter by any of Juan Carlos Valladares Garcia, Juan de Dios Herrera Gonzalez, Leonor Rivera Vicario or any of the individuals listed as Sellers listed in Exhibit A; provided, however, that for purposes of the representations and warranties included in Article IV, it shall mean, with respect to each Seller, his or her actual knowledge of a fact or matter, as the case may be.

      "Law" means any and all applicable statutes, laws, rules, regulations, official standards or norms (normas oficiales), ordinances, codes or decrees, whether federal, state or municipal.

      "Leased Real Property" has the meaning set forth in Section 5.12(a).

      "Liens" has the meaning set forth in Section 5.12(a).


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      "Mexican GAAP" means generally accepted accounting principles or financial information standards (normas de informacion financiera), as the case may be, as in effect from time to time in Mexico.

      "Mexico" means the United Mexican States.

      "Monthly Financial Statements" has the meaning set forth in Section 3.2(iv)(z).

      "Ordinary Course of Business" means, with respect to the Company and the Subsidiaries, the ordinary performance or execution of any action necessary or convenient for the adequate and normal development of their corporate purposes or business activities, which action is consistent in all material respects with the customs, practices and activities previously performed, executed or carried out by the Company and the Subsidiaries, as applicable, excluding, consequently, any act which, based upon the customs, practices and activities previously conducted by the Company and the Subsidiaries, may be reasonably construed as extraordinary.

      "Owned Real Property" has the meaning set forth in Section 5.12(a).

      "Parties" has the meaning set forth in the recitals.

      "Permit" means all applicable material permits, authorizations, approvals, registrations or licenses granted by or obtained from any Governmental Authority, which are required to operate and conduct the business of the Company and the Subsidiaries.

      "Permitted Liens" has the meaning set forth in Section 5.12(b).

      "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Peso" means the lawful currency of Mexico.

      "Plans" has the meaning set forth in Section 5.17(f).

      "Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation, or suit (whether civil, criminal, administrative, judicial or investigative and whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

      "Real Property" has the meaning set forth in Section 5.12(a).

      "Referee" has the meaning set forth in Section 12.5(b).

      "Related Party" means (i) the Sellers, (ii) any director, officer or employee in the first level of seniority of the Company or the Subsidiaries,
(iii) any director, officer or employee in the two first levels of seniority of the company or the Subsidiaries, (iv) any relative within the


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second degree, whether by consanguinity or marriage, of the individuals referred to in (i) and (ii) above, or (v) any Person with which any of the individuals referred to in (i) and (ii) above hold a majority interest in his or her capacity as shareholder, partner or associate thereof, or of which any of the individuals referred to in (i) and (ii) above is a director or officer in the first level of seniority, whom shall for purposes of this definition mean the chief executive officer, the chief financial officer, the chief operating officer or other similar officer thereof.

      "Representatives" means, with respect to any Person, its directors, officers, employees, counsel, representatives, accountants and auditors, as the case may be.

      "Requested Holdback" means the amount established in a Claim Notice, or if not then reasonably determinable, the estimated amount, determined in good faith, of the Damages arising from the claim related to such Claim Notice.

      "Seller Indemnified Party" has the meaning set forth in Section 12.2.

      "Sellers" has the meaning set forth in the recitals.

      "Sellers' Representative" has the meaning set forth in Section 2.5.

      "Schedules" means each of the disclosure schedules to this Agreement which are delivered by the Sellers to the Buyer on the date hereof and which are attached hereto.

      "Shares" has the meaning set forth in the recitals.

      "Simec Shares" means the shares representing 75% (seventy five percent) of the capital stock of the Buyer owned by each of Industrias CH, S.A.B. de C.V. and Tuberias Procarsa, S.A. de C.V.

      "Subsidiaries" has the meaning set forth in Schedule 5.2(a).

      "Subsidiary Shares" has the meaning set forth in the recitals.

      "Target Aggregate Net Debt" means US$0.00 (zero Pesos 00/100), excluding the JPMorgan Loan.

      "Target Adjusted Net Working Capital" means US$60'000,000.00 (sixty million Dollars 00/100), or its Peso equivalent as at the relevant date.

      "Tax" and "Taxes" shall mean all Mexican taxes, duties, contributions, imposts, levies, fees, or withholdings recognized as such pursuant to the applicable tax Laws.

      "Tax Authority" means any governmental authority having jurisdiction over Taxes.

      "Third-Party Claim" has the meaning set forth in Section 12.4.

      (b) In this Agreement (including its Exhibits and Schedules): (i) words denoting the singular include the plural and vice versa, and words denoting any gender include all genders;


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                                                               Execution Version

(ii) the words "include," "includes" or "including" as used in this Agreement shall be deemed to be followed by the words "without limitation;" and (iii) the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not only to a particular section in which such words appear.

3.    ARTICLE II. PURCHASE AND SALE OF SHARES

      2.1 PURCHASE AND SALE OF SHARES. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Sellers hereby sell, assign, transfer and deliver to the Buyer and its designee the Shares and the Subsidiary Shares, in the proportions set forth in Exhibit A. The parties acknowledge and agree that the Buyer shall be bound to the Sellers for any obligations of its designee under this Agreement.

      (b) Upon the terms and subject to the conditions set forth in this Agreement, the Buyer and its designee hereby purchase the Shares and the Subsidiary Shares from the Sellers and, in full consideration therefore, shall pay the Closing Date Purchase Price, in cash, to the Sellers, in the proportions set forth in Exhibit A and subject to the adjustment as provided under Section 2.3.

      2.2 PAYMENT OF PURCHASE PRICE. At the Closing, the Buyer shall pay Sellers the Closing Date Purchase Price by wire transfer to an account or accounts designated by the Sellers in writing at least two (2) Business Days prior to the Closing, in immediately available funds. Each Seller shall receive its allocable portion of the Purchase Price in the proportions set forth in Exhibit A. The Parties acknowledge and agree that the Escrow Amount shall not be deducted by the Buyer from the Estimated Purchase Price; conversely, the Escrow shall be created by the Sellers (whether directly or by means of an Affiliate) pursuant to Section 2.4 on or before the Closing Date.

      2.3 WORKING CAPITAL ADJUSTMENT. (a) Not more than seven (7) Business Days, but in no event less than three (3) Business Days, before the Closing Date, the Sellers' Representative shall deliver to the Buyer (i) an estimated unaudited combined balance sheet of the Company and the Subsidiaries as at the close of business on the Closing Date (the "Estimated Closing Balance Sheet") prepared using its estimate of the changes since the month end immediately preceding the anticipated Closing Date, and (ii) a statement (the "Estimated Adjustment Statement" and, together with the Estimated Closing Balance Sheet, the "Estimated Financial Statements"), which Estimated Adjustment Statement shall set forth the Sellers' good faith estimate of (x) the Aggregate Net Debt (such estimated amount, the "Estimated Aggregate Net Debt") and (y) the Adjusted Net Working Capital (such estimated amount, the "Estimated Adjusted Net Working Capital"), in each case as of the close of business on the Closing Date, with such amounts being derived from the Estimated Closing Balance Sheet. Contemporaneously with the delivery of the Estimated Financial Statements, the Sellers' Representative shall also deliver to the Buyer copies of supporting calculations that the Sellers used in preparing the Estimated Financial Statements.


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                                                               Execution Version

      (b) The Estimated Purchase Price shall be subject to adjustment on the Closing Date as follows:

            (i) If the Estimated Adjusted Net Working Capital is less than the Target Adjusted Net Working Capital, the Estimated Purchase Price shall be decreased by an amount equal to the amount by which the Target Adjusted Net Working Capital exceeds the Estimated Adjusted Net Working Capital. If the Estimated Adjusted Net Working Capital is greater than the Target Adjusted Net Working Capital, the Estimated Purchase Price shall be increased by an amount equal to the amount by which the Estimated Adjusted Net Working Capital exceeds the Target Adjusted Net Working Capital.

            (ii) If the Estimated Aggregate Net Debt is less than the Target Aggregate Net Debt, the Estimated Purchase Price shall be increased by an amount equal to the amount by which the Target Aggregate Net Debt exceeds the Estimated Aggregate Debt. If the Estimated Aggregate Net Debt is greater than the Target Aggregate Net Debt, the Estimated Purchase Price shall be decreased by an amount equal to the amount by which the Estimated Aggregate Net Debt exceeds the Target Aggregate Net Debt.

      The Estimated Purchase Price as adjusted pursuant to this Section 2.3(b) shall be referred to as the "Closing Date Purchase Price".

      (c) Within forty five (45) calendar days after the Closing Date, the Buyer shall prepare and deliver to the Sellers' Representative (i) an unaudited combined balance sheet statement of the Company and the Subsidiaries as at the Closing Date (the "Closing Balance Sheet") and (ii) a statement (the "Closing Adjustment Statement") and, together with the Closing Balance Sheet, the "Closing Date Financial Statements"), which Closing Adjustment Statement shall set forth (x) the Aggregate Net Debt and (y) the Adjusted Net Working Capital, in each case as of the close of business on the Closing Date, with such amounts being derived from the Closing Balance Sheet. The Closing Date Financial Statements shall be prepared using the same principles and policies used by the Sellers to prepare the Estimated Financial Statements but without giving effect to any purchase accounting adjustments or adjustments resulting from actions taken by the Buyer after the Closing not otherwise contemplated in this Agreement. Contemporaneously with the delivery of the Closing Date Financial Statements, the Buyer shall also deliver to the Sellers' Representative copies of supporting calculations that the Buyer used in preparing the Closing Date Financial Statements. The Buyer shall (i) grant the Sellers and their Representatives, including its independent certified public accountants, access during normal business hours and upon reasonable notice during the period between the Closing Date and the Determination Date, to those books and records used in conjunction with, and those officers and employees primarily involved in, the preparation of the Closing Date Financial Statements and (ii) otherwise furnish access to the Sellers and their Representatives to such other financial, operating and other information relating to the business and operations of the Company or the Subsidiaries (other than the work papers of independent certified public

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                                                               Execution Version

accountants) as the Sellers or any of their Representatives may reasonably request during the period between the Closing Date and the Determination Date in order to review and evaluate the Closing Date Financial Statements and determine the amount of Sellers' objections thereto, if any.

      (d) In the event that the Sellers' Representative either (i) have no objections to the Closing Date Financial Statements as prepared by the Buyer and do not deliver a Dispute Notice to the Buyer, or (ii) the Sellers' Representative otherwise fail to deliver a Dispute Notice to the Buyer within the time period required by the immediately following sentence, then, on the date that is forty-five (45) calendar days following the date on which the Buyer delivers the Closing Date Financial Statements to the Sellers' Representative (plus such number of days during which the Sellers and their Representatives have not received the required supporting documentation and been granted access to the books and records of the Company and the Subsidiaries in accordance with the terms hereof and following a written request therefore from the Sellers' Representative to the Buyer), the Closing Date Financial Statements prepared by the Buyer, including the Aggregate Net Debt and Adjusted Net Working Capital set forth therein, shall be deemed to be and shall become final, binding and conclusive on the Sellers. In the event that the Sellers' Representative dispute the amount of Aggregate Net Debt or the amount of Adjusted Net Working Capital as set forth in the Closing Date Financial Statements, the Sellers' Representative shall, within forty-five (45) calendar days following the date on which the Buyer delivers the Closing Date Financial Statements to the Sellers, prepare and deliver to the Buyer a written notice of dispute (the "Dispute Notice"), which Dispute Notice shall (i) specifically identify, and provide a reasonably detailed explanation of, the basis upon which the Sellers' Representative have delivered such Dispute Notice, including, without limitation, the applicable provisions of this Agreement on which the dispute set forth in such Dispute Notice is based, and (ii) set forth the amount of Aggregate Net Debt and/or Adjusted Net Working Capital, as applicable, that the Sellers' Representative believes existed as of the close of business on the Closing Date, together with supporting documents and information that the Sellers' Representative has utilized in connection with making such determinations and calculations.

      (e) In the event that the Sellers' Representative timely delivers a Dispute Notice to the Buyer in accordance with the terms hereof, the Buyer and the Sellers' Representative shall attempt in good faith to reconcile their differences, and any resolution by them as to any such disputes shall be final, binding and conclusive on all of the Parties. If the Buyer and the Sellers' Representative are unable to resolve any such dispute within fifteen (15) Business Days of the Buyer's receipt of the Dispute Notice from the Sellers' Representative, the Buyer and the Sellers' Representative shall submit the items remaining in dispute for resolution to the financial transaction's services section of the Mexican affiliates of PricewaterhouseCoopers or, in the event PricewaterhouseCoopers shall not be available to act, of Deloitte (the "Independent Accounting Firm"). Upon the selection of the Independent Accounting Firm, and in any event within five (5) Business Days following such selection, the Buyer and the Sellers' Representative shall submit to such Independent Accounting Firm (and the other Party) all

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                                                               Execution Version

documentary materials and analyses that the Buyer or the Sellers' Representative, as the case may be, believes to be relevant to a resolution of the dispute set forth in the Dispute Notice but excluding any work papers of independent certified public accountants. The Independent Accounting Firm shall, within thirty (30) Business Days after receipt of all such submissions by the Buyer and the Sellers, make a determination in accordance with standards provided herein and deliver to the Buyer and the Sellers' Representative a written report (the "Final Report") containing such Independent Accounting Firm's determination of the disputed matters that were so submitted to it (and only such matters). The determination of the Independent Accounting Firm that is contained in the Final Report shall be final, binding and conclusive on the Buyer and the Sellers. The fees and expenses of the Independent Accounting Firm shall be borne by the Buyer, on the one hand, and the Sellers, on the other hand, in such proportion as shall be determined by the Independent Accounting Firm giving consideration to the Buyer's and Sellers' initial positions with respect to the Closing Date Financial Statement and how far their respective positions were from the Independent Accounting Firm's decision.

      (f) No later than three (3) Business Days following the Determination Date, the Sellers or the Buyer, as the case may be, shall make the following payments, after netting against each other all payments required to be made by the Sellers and/or the Buyer, as the case may be, pursuant to paragraphs (i) to
(iv) immediately below, with all such payments being made to the applicable Person(s) via wire transfer of immediately available funds to the account or accounts designated in writing by the Person(s) entitled to receive such payment:

            (i) If the Estimated Adjusted Net Working Capital is less than the Final Adjusted Net Working Capital, the Buyer shall pay to the Sellers an amount equal to the amount by which the Final Adjusted Net Working Capital exceeds the Estimated Adjusted Net Working Capital, in the proportions set forth in Exhibit A;

            (ii) If the Estimated Adjusted Net Working Capital is greater than the Final Adjusted Net Working Capital, the Sellers shall pay (on a pro-rata basis, considering each Sellers' ownership percentage of the Company immediately prior to the Closing) to the Buyer an amount equal to the amount by which the Estimated Adjusted Net Working Capital exceeds the Final Adjusted Net Working Capital;

            (iii) If the Estimated Aggregate Net Debt is less than the Final Aggregate Net Debt, the Sellers shall pay (on a pro-rata basis, considering each Sellers' ownership percentage of the Company immediately prior to the Closing) to the Buyer an amount equal to the amount by which the Final Aggregate Net Debt exceeds Estimated Aggregate Net Debt; and

            (iv) If the Estimated Aggregate Net Debt is greater than the Final Aggregate Net Debt, the Buyer shall pay to the Sellers an amount equal to the amount by which the Estimated Aggregate Net Debt exceeds Final Aggregate Net Debt.

      (g) Any payments made by the Parties pursuant to this Section 2.3 shall constitute adjustments to the Closing Date Purchase Price.

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                                                               Execution Version

      (h) The Parties acknowledge and agree that each of the Adjusted Net Working Capital, the Estimated Adjusted Net Working Capital, the Final Adjusted Net Working Capital and the Target Adjusted Net Working Capital shall be determined in conformity with Mexican GAAP, in a manner consistent with the Company's or the Subsidiaries' historical accounting practice, as the case may be, applied on a consistent basis, except as set forth in Schedule 5.6(d)(ii).

      2.4 ESCROW. (a) On the Closing Date, the Sellers (directly or indirectly) shall transfer (on a pro-rata basis, in the proportions set forth in Exhibit A) an amount equal to 10% (ten percent) of the Enterprise Value (the "Escrow Amount"), to the Escrow Agent, to secure, on a joint and several basis and without distinction among the Sellers, payment of any amounts that may be due by any of the Sellers to the Buyer pursuant to Article XII. The Escrow Amount shall remain subject to the escrow agreement entered into by each of the Escrow Agent, the Sellers and the Buyer, which shall be executed in form and substance reasonably acceptable to the Buyer (the "Escrow Agreement"), until the date which occurs two (2) years and six (6) months from the date hereof.

      (b) Subject to any unresolved claims arising pursuant to the provisions of
Article XII, the Escrow Amount shall be released to the Sellers (on the basis and to the bank accounts specified in writing by the Sellers' Representative) in four (4) installments, as follows:

            (i) On the first (1st) anniversary of the Closing Date, the Sellers shall be entitled to receive forty percent (40%) of the Escrow Amount, minus (1) any amount paid to the Buyer from the Escrow Amount as payment of any claim under Article XII during the year preceding the first (1st) anniversary of the Closing Date, minus (2) any Requested Holdback or Firm Holdback Amount, as applicable, with respect to unresolved Claim Notices, plus (3) any interest accrued in respect of the Escrow Amount.

            (ii) Eighteen (18) months after the Closing Date, the Sellers shall be entitled to receive twenty (20%) of the Escrow Amount, minus (1) any amount paid to the Buyer from the Escrow Amount as payment of any claim under Article XII that either corresponds to the period from the first
      (1st) anniversary of the Closing Date to the date in which eighteen (18) months from the Closing Date have elapsed or, if pertaining to the prior period, was not already deducted under (i) above, minus (2) any Requested Holdback or Firm Holdback Amount, as applicable, with respect to unresolved Claim Notices submitted prior to the date in which eighteen
      (18) months from the Closing Date have elapsed, plus (3) any interest accrued in respect of the Escrow Amount.

            (iii) On the second (2nd) anniversary of the Closing Date, the Sellers shall be entitled to receive twenty (20%) of the Escrow Amount, minus (1) any amount paid to the Buyer from the Escrow Amount as payment of any claim under Article XII that either corresponds to the period from the date in which eighteen (18) months from the Closing Date have elapsed to the second (2nd) anniversary of the Closing Date or, if

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                                                               Execution Version

      pertaining to the prior period, was not already deducted under (i) above, minus (2) any Requested Holdback or Firm Holdback Amount, as applicable, with respect to unresolved Claim Notices submitted prior to the second
      (2nd) anniversary of the Closing Date, plus (3) any interest accrued in respect of the Escrow Amount.

            (iv) Thirty (30) months after the Closing Date, the Sellers shall be entitled to receive any Available Escrow Amount as of such date, minus (1) any Requested Holdback or Firm Holdback Amount, as applicable, with respect to unresolved Claim Notices submitted prior to the date in which thirty (30) months from the Closing Date have elapsed, plus (2) any interest accrued in respect of the Escrow Amount.

      (c) Subject to the terms hereof, the Buyer shall have no responsibility in respect of the allocation of the amounts released from the Available Escrow Account or in connection with whether the applicable Sellers receive the released amounts, other than, if applicable, causing the transfer of the released amounts to the relevant accounts by the Escrow Agent.

      (d) If on the dates in which an amount is scheduled to be released under the Escrow Agreement, as set forth in clause (b) of this Section 2.3, including on the date in which the thirty (30) months from the Closing Date have elapsed, there are one (1) or several claims hereunder that remain unresolved, the applicable portions of the Escrow Amount shall remain in escrow pursuant to the Escrow Agreement, but the Buyer may only collect the applicable amounts (i) as a result of agreement between the Buyer and the Sellers' Representative, or (ii) if a final judgment, not subject to appeal, resolves such claim (either (i) or (ii), a "Final Resolution"), provided that upon Final Resolution of a claim, any excess amount (not subject to any other claim), shall be released to the Sellers.

      (e) The Parties acknowledge and agree that if any of the Requested Holdbacks referred to in item (b) above are reduced pursuant to Section 12.5 when becoming Firm Holdback Amounts, then the Escrow Agent shall immediately release to the Sellers an amount equal to the difference between (i) the relevant Requested Holdback, minus (ii) the corresponding Firm Holdback Amount.

      2.5 SELLERS' REPRESENTATIVE. (a) For purposes of this Agreement, the Sellers hereby appoint Ms. Maria Josefina Victoria Valladares Garcia as their representative (the "Sellers' Representative"), with authority to act for Sellers and to bind any and all Sellers, including any absent Seller or any Seller not in agreement with an action to be taken or omitted to be taken by the other Sellers or by the Sellers' Representative, in connection with any action taken or expected to be taken under Articles II and XII and Section 14.4. Additionally, the Sellers hereby appoint Mr. Pablo Valladares Garcia as alternate Seller's Representative, who shall be entitled to act solely in the event that Ms. Maria Josefina Victoria Valladares Garcia is deceased or becomes physically or mentally incapable to act as Seller's Representative. Under such circumstances, Mr. Pablo Valladares Garcia shall have the same authority as the Seller's Representative and will be considered Seller's Representative for purposes of this Agreement. In connection with the designation of the Sellers' Representative and its alternate, the Sellers

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                                                               Execution Version

shall grant a power-of-attorney to Ms. Maria Josefina Victoria Valladares Garcia and Mr. Pablo Valladares Garcia, in terms reasonably satisfactory to the Buyer, which shall be formalized before a notary public in Mexico. Sellers shall deliver a copy of such powers-of-attorney to the Buyer pursuant to Section 3.2(v).

      (b) References in this Agreement to the Sellers' Representative shall also apply to its alternate, in the event that Mr. Pablo Valladares assumes such role under the circumstances described in item (a) above.

      2.6 APPOINTMENT OF TAX REPRESENTATIVE. (a) All payments made to each of the Sellers (all of whom are individuals and residents of Mexico for tax purposes) shall be made after deduction of all applicable Mexican withholding Taxes, which shall be remitted to the appropriate Tax Authority and shall be deemed part of the Closing Date Purchase Price (which shall be thus reduced and delivered to the relevant Sellers, after such Mexican withholding Taxes); provided, however, that all of the Sellers hereby elect to file a tax report (dictamen fiscal) in order to avoid such withholding requirement, pursuant to
Article 154 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and
Article 204 of the Mexican Income Tax Law Regulations (Reglamento de la Ley del Impuesto sobre la Renta). Each of the Sellers shall deliver to the Buyer, within sixty (60) calendar days following the Closing Date, a copy of the notice (aviso) to which such Article 204 refers, and a copy of the relevant tax report (dictamen fiscal) and tax return, in both cases stamped as filed with the Mexican Tax Authorities. For the avoidance of doubt, the Parties acknowledge and agree that the Buyer shall not withhold any Taxes to any of the Sellers in connection with the payments made pursuant to this Agreement, including but not limited to the Closing Date Purchase Price.

      (b) Notwithstanding the foregoing, if any electing Seller shall not timely comply with any of its obligations set forth in paragraph (a) above, then the Buyer shall be entitled to (i) pay the applicable taxes (and all related amounts) on behalf of such Seller to the Mexican Tax Authorities, and (ii) collect such amount from the relevant Seller, plus interest on the amount paid by the Buyer, at a rate of one percent (1.00%) per month elapsed, prior to payment by such Seller to the Buyer.

      2.7 SETTLEMENT OF INTER-COMPANY ACCOUNTS. Except as set forth in Section 5.20, at or prior to the Closing, the Sellers shall cause the Company to pay to the Sellers, their Affiliates or Related Parties all amounts anticipated to be then due as of the Closing, including merchandise purchased or services provided which have not been billed to the Company as of the Closing, under stated terms by the Company to the respective Sellers, their Affiliates or Related Parties, under inter-company accounts for merchandise purchased through, or services provided by, the Sellers, their Affiliates or Related Parties, or otherwise owed by the Company to the Sellers, their Affiliates or Related Parties. Likewise, at or prior to the Closing, the Sellers shall pay and shall cause any and all of their Affiliates and Related Parties to pay to the Company or the Subsidiaries all amounts owed and outstanding to the Company or the Subsidiaries (including, without limitation, any amounts due and payable between the Company or any of the Subsidiaries and Aerolineas Morelia).

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                                                               Execution Version

4.    ARTICLE III. THE CLOSING: CLOSING OBLIGATIONS

      3.1 THE CLOSING. (a) The Closing will take place at 8:00 a.m. (Mexico City time), at the offices of Galicia y Robles, S.C., located at Blvd. Manuel Avila Camacho No. 24, 7th floor, Lomas de Chapultepec, C.P. 11000, Mexico City, Federal District, Mexico, or at such other time and location as the Parties may agree in writing, on the third (3rd) Business Day following the fulfillment of
(i) all the conditions set forth in Article IX which have not been waived by the Buyer, and (ii) all the conditions set forth in Article X which have not been waived by the Sellers. The date on which the Closing is held is sometimes referred to herein as the "Closing Date." Subject to the provisions of Article XI, failure to consummate the purchase and sale provided in this Agreement on the date and time and at the place determined pursuant to this Section 3.1 shall not result in the termination of this Agreement and shall not relieve any Party of any of its obligations under this Agreement.

      (b) The Parties acknowledge and agree that the Closing (and, therefore, the transfer of title of the Shares and the Subsidiary Shares by the Sellers and the payment of the Closing Date Purchase Price by the Buyer), shall occur if and only when (i) the conditions precedent provided in Articles IX and X have been fully satisfied or waived pursuant to this Agreement and (ii) the Parties have delivered each and every one of the items identified in Sections 3.2 and 3.3 (the "Closing").

      3.2 DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver the Buyer (unless delivered previously) the following:

            (i) Stock certificates representing the Shares and the Subsidiary Shares duly endorsed (endosados en propiedad) in favor of the Buyer and its designee, as the case may be, accompanied by a certificate issued by the Secretary of the Company and a notation made on the Company's or the relevant Subsidiary's shares registry (libro de registro de acciones), setting forth that the Buyer and its designee have been registered as owners of the Shares and the Subsidiary Shares, as the case may be;

            (ii) Certificates executed by each of the Sellers (y) certifying to the validity, accuracy and completeness on the Closing Date of such Seller's representations and warranties set forth in this Agreement, and
      (z) stating that such Seller is not in default under any obligation or provision of this Agreement;

            (iii) As to each Seller that is a married individual, a copy of his or her marriage certificate under separate assets regime (regimen de separacion de bienes) under the Laws of Mexico;

            (iv) Original executed counterpart of the Escrow Agreement by the Sellers and the Escrow Agent, which shall be executed in form and substance reasonably

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                                                               Execution Version

      acceptable to the Buyer, and documents evidencing the transfer of the Escrow Amount to the Escrow Agent pursuant to Section 2.4;

            (v) Original executed counterpart of the put/call agreement regarding the shares of Acero Transportes SAN, S.A. de C.V., or any other agreement reasonably satisfactory to the parties for (y) effectively transferring the business of such company to the Buyer and (z) providing for the subsequent transfer of the shares representing the capital stock of Acero Transportes SAN, S.A. de C.V. from the relevant Sellers to the Buyer within a reasonable period of time;

            (vi) Copies of the following financial statements: (x) unaudited combined balance sheet of the Company and the Subsidiaries as at December 31, 2007, together with the corresponding unaudited combined income statement of the Company and the Subsidiaries for the fiscal year ended December 31, 2007 (the "2007 Combined Financial Statements"); (y) audited balance sheet of each of the Company and the Subsidiaries as at December 31, 2007, together with the corresponding audited income statement of each of the Company and the Subsidiaries for the fiscal year ended December 31, 2007 (the "2007 Audited Financial Statements"); and (z) within the first fifteen (15) days of each calendar month that follows the execution of this Agreement, a copy of the Company and the Subsidiaries monthly internal financial statements with respect to any monthly period elapsed after December 31, 2007 (reflecting the annual information to such period) and concluded at least fifteen (15) calendar days prior to the Closing Date (the "Monthly Financial Statements");

            (vii) Originals of the corporate books (including, the shareholders' meetings minutes book, the board of directors' minutes book (only with respect to the Company), the stock registry book and the capital variations book, as applicable) and other material records of the Company and the Subsidiaries;

            (viii) Copy of the powers-of-attorney in favor of the Sellers' Representative and its alternate, pursuant to Section 2.5;

            (ix) Copy of the shareholders' meeting minutes evidencing the Company's Shareholders' Meeting and the Subsidiaries' Shareholders' Meeting held pursuant to Sections 3.4 and 3.5, respectively;

            (x) Copy of the documents evidencing any spin-off and/or separation of the Company's current assets or subsidiaries, as the case may be, pursuant to Sections 7.1 and 7.2;

            (xi) Copies of third party Consents required or necessary for the execution, performance, validity or enforceability of this Agreement, if any;

            (xii) Originals of the public deeds or other documents evidencing the Owned Real Property and certificates of existence or non-existence of liens (certificado de

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                                                               Execution Version

      libertad o existencia de gravamenes), dated any day between the date of execution of this Agreement and the Closing Date, evidencing that each of those properties are free of any Liens (except for Permitted Liens or the Banamex Liens);

            (xiii) Copies of the commercial folios (folio mercantiles) of the Company and the Subsidiaries, issued by the Public Registry of Commerce not earlier than December 1, 2007, evidencing that the Company and the Subsidiaries are free of any Liens (except for Permitted Liens or the Banamex Liens);

            (xiv) Copies of the documents evidencing the settlement of inter-company accounts between the Sellers, their Affiliates and Related Parties pursuant to Section 2.7, if any;

            (xv) Original executed counterpart of the advisory agreement or comparable arrangement entered between the Company or any of the Subsidiaries and Mr. Juan Carlos Valladares Garcia; and

            (xvi) Such other documents as the Buyer may reasonably request.

      3.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer shall deliver to the Sellers' Representative (unless delivered previously and except in the case of 3.3(i), which shall be delivered to each of the Sellers as described therein) the following:

            (i) The full Closing Date Purchase Price pursuant to Sections 2.2 and 2.3, in the proportions set forth in Exhibit A;

            (ii) A certificate executed by an authorized officer of the Buyer
      (i) certifying to the validity, accuracy and completeness on the Closing Date of the Buyer's representations and warranties set forth in this Agreement, and (z) stating that the Buyer is not in default under any obligation or provision of this Agreement;

            (iii) A certificate executed by an authorized officer of the Buyer evidencing its authority for the execution, delivery and performance of this Agreement and the consummation by the Buyer of the transactions contemplated hereby;

            (iv) A certified copy of the power-of-attorney (or the relevant document evidencing sufficient authority) granted to the individual signing this Agreement on behalf of the Buyer, evidencing sufficient authority of such individual to execute this Agreement;

            (v) Adequate evidence of the authorization by the FCC for the consummation of the transactions provided in this Agreement; and

            (vi) Such other items as the Sellers' Representative may reasonably request.

      3.4 COMPANY SHAREHOLDERS' MEETING. The Sellers shall cause a meeting of the shareholders of the Company to be convened prior to the Closing at which, effective as


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                                                               Execution Version

of Closing: (i) the executive officers, directors, secretaries and statutory auditors (comisarios) of the Company listed in Schedule 7.6 shall resign and such resignations shall be accepted; (ii) new executive officers, directors, secretaries and statutory auditors shall be appointed, as per instructions of the Buyer; (iii) those certain powers of attorney granted by the Company listed on Schedule 3.4 shall be revoked and new powers of attorney will be granted to those executive officers, directors and secretaries referred to in item (ii) above, as per instructions of the Buyer; and (iv) the current executive officers, directors, secretaries and statutory auditors referred to in item (i) above shall be released and indemnified in accordance with Section 8.3.

      3.5 SUBSIDIARIES' SHAREHOLDERS' MEETINGS. The Sellers shall cause a meeting of the shareholders of each of the Subsidiaries to be convened prior to the Closing at which, effective as of Closing: (i) the executive officers, directors, secretaries and statutory auditors listed in Schedule 7.6 shall resign and such resignations shall be accepted; (ii) new executive officers, directors and statutory auditors shall be appointed, as per instructions of the Buyer; (iii) those certain powers of attorney granted by the Subsidiaries listed on Schedule 3.5 shall be revoked and new powers of attorney will be granted to those executive officers, directors and secretaries referred to in item (ii) above, as per instructions of the Buyer; and (iv) the current executive officers, directors, secretaries and statutory auditors referred to in item (i) above shall be released and indemnified in accordance with Section 8.3.

      3.6 BUYER'S SHAREHOLDERS MEETING. The Buyer shall cause a meeting of the shareholders of the Buyer to be convened prior to the Closing at which (i) the acquisition of the Shares and the Subsidiary Shares and any other transactions and matters related to this Agreement shall be discussed, and (ii) the Simec Shares shall be voted in favor of such acquisition pursuant to the Buyer Voting Control Trust. The Buyer shall deliver to the Seller's Representative an executed copy of the Buyer Voting Control Trust within ten (10) calendar days as of the execution of this Agreement.

5.

6.    ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF EACH SELLER

      Each Seller, severally and not jointly, represents and warrants to the Buyer with respect to such Seller and the Shares owned by such Seller as follows:

      4.1 CAPACITY; AUTHORIZATION AND AUTHORITY. Each Seller is a natural person, has sufficient legal capacity and, if married, is married under separate assets regime under the Laws of Mexico.

      4.2 DUE EXECUTION AND DELIVERY; ENFORCEABILITY. Each Seller has duly executed and delivered this Agreement and it constitutes its legal, valid and binding obligation, enforceable against each such Seller in accordance with its terms.

      4.3 CONSENTS AND APPROVALS; NO VIOLATION TO RESULT. (a) Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement nor the


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                                                               Execution Version

consummation of the transactions contemplated hereby shall (i) violate any Judgment or Law applicable to such Seller, (ii) violate, or result in a breach of, or constitute a default under (or would result in or constitute such a breach or default with notice or lapse of time or both) any provision of any Contract or Permit to which such Seller is a party, (iii) require the Consent of any party to any of the items described in subsection (ii) above, or (iv) require any Consent from a Governmental Authority; other than such violations, breaches, defaults or failures to obtain Consents which, individually or in the aggregate, would not have a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby.

      (b) Except for (i) the authorization required from the FCC, and (ii) the consent from each of the relevant Seller's spouse referred to in Section 3.2(iii), as applicable, which have been duly obtained at or prior to Closing, no material consent, approval, order or authorization of, or registration or filing with, any federal, state or municipal authority or any court of competent jurisdiction is required to be obtained or made by or with respect to the Seller in connection with the execution and delivery of this Agreement or the consummation of the other transactions contemplated hereby.

      4.4 OWNERSHIP OF SHARES AND SUBSIDIARY SHARES. (a) Each Seller is, and will be, immediately prior to the Closing, the record and beneficial owner of the number Shares and Subsidiary Shares set forth opposite to its name in Exhibit A. Such Shares and Subsidiary Shares shall be delivered to the Buyer or its designee (in the proportions set forth in Exhibit A) at the Closing free and clear of all pledges, security interests, put or call options, liens, encumbrances and claims or rights of every kind therein or thereto, and the delivery of such Shares and Subsidiary Shares by such Seller to the Buyer pursuant to this Agreement shall transfer lawful, valid, marketable and indefeasible title thereto to the Buyer. Such Seller has not entered into any contract or agreement, other than this Agreement, to sell or otherwise transfer any such Shares and Subsidiary Shares or grant any subscription, conversion, exchange or issuance of warrants, rights or interests therein to any other party. All legal and other steps necessary for such Seller to transfer and deliver such Shares of Subsidiary Shares to the Buyer and perform its obligations hereunder pursuant to all applicable jurisdictions have been, or will have been, taken as of the Closing.

      4.5 BROKERS. The Seller has not engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement nor with respect to the Company's sale or merger or any other transaction relating to the disposition of the Company's assets. Neither the Buyer nor the Company will have any obligation to pay any broker's, finder's, investment banker's, financial advisor' s or similar fees, in connection with this Agreement or the transactions contemplated hereby, by reason of any action taken by or on behalf of the Seller.

7.    ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Each Seller, severally and not jointly, represents and warrants to the Buyer as follows:

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                                                               Execution Version

      5.1 CORPORATE ORGANIZATION AND AUTHORITY. The Company is a sociedad anonima de capital variable duly organized and validly existing under the Laws of Mexico and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted and as heretofore been conducted. The Sellers have delivered to the Buyer true, complete and accurate copies of the bylaws and amendments to the Company's bylaws.

      5.2 SUBSIDIARIES OF THE COMPANY. (a) Except for the subsidiaries set forth in Schedule 5.2(a), the Company does not own stock of or any equity interest in any other corporation or legal entity. All of the Subsidiary Shares are directly or indirectly owned by the Company free and clear of any Liens. Upon Closing, Seller will not own any right, asset, property or interest used in the business of the Subsidiaries.

      (b) Schedule 5.2(b) sets forth an organizational chart indicating the equity participation of the Company and each Subsidiary as of the date hereof, indicating for each Subsidiary its jurisdiction of incorporation and the ownership interest of the Company and any Person therein.

      (c) Each Subsidiary is a corporation duly organized and validly existing under the Laws of Mexico and each Subsidiary has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted and as heretofore been conducted. The Sellers have delivered to the Buyer true, complete and accurate copies of the bylaws and amendments to the Subsidiary's bylaws.

      5.3 CONSENTS AND APPROVALS; NO VIOLATION TO RESULT. (a) Except for (i) the authorization required from the FCC, and (ii) the consent from the Seller's spouse, as applicable, which shall be obtained at or prior to Closing, no material Consent of any Governmental Authority is required to be obtained or made by or with respect to the Company or the Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions hereunder.

      (b) Except as set forth in Schedule 5.3(b), neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby shall (i) violate or result in a breach of any provision of the Company's or the Subsidiaries' bylaws, as applicable, (ii) violate any Judgment or Law applicable to the Company or the Subsidiaries, (iii) violate, or result in a breach of, or constitute a default under (or would result in or constitute such a breach or default with notice or lapse of time or both) any provision of any Contract or Permit to which the Company or any of the Subsidiaries is a party, (iv) require the Consent of any party to any of the items described in subsection (iii) above, or (v) require any Consent from a Governmental Authority; other than with respect to clauses (ii), (iii), (iv) or
(v) above, such violations, breaches, defaults or failures to obtain Consents which, individually or in the aggregate, would not cause a Company Material Adverse Effect.

      5.4 AUTHORIZED AND OUTSTANDING CAPITAL STOCK. Except as set forth in
Schedule 5.4, the Company and the Subsidiaries, respectively, have no other class or series

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                                                               Execution Version

of capital stock authorized, issued or outstanding. As of the date of this Agreement, there is no transfer of shares pending registration in the stock registry of the Company and the Subsidiaries.

      5.5 NO COMMITMENT TO ISSUE CAPITAL STOCK OR RIGHTS TO ACQUIRE CAPITAL STOCK. The Company has not entered into any Contract or made any commitment to sell or otherwise transfer or issue any shares of the Company's or any of the Subsidiaries capital stock, nor are there any outstanding options, subscriptions, warrants, conversion rights or similar rights of any kind convertible into any shares of the Company's or any of the Subsidiaries' capital stock. As of the date of this Agreement, there is no outstanding contribution towards future capital increases (aportaciones para futuros aumentos de capital) in the Company or the Subsidiaries.

      5.6 FINANCIAL STATEMENTS. (a) The unaudited combined balance sheet of the Company and the Subsidiaries as at December 31, 2006, together with the corresponding unaudited combined income statement of the Company and the Subsidiaries for the fiscal year ended December 31, 2006 (the "2006 Financial Statement Date"), a copy of which are attached as Schedule 5.6(a), are referred to herein as the "2006 Combined Financial Statements." The 2006 Combined Financial Statements were prepared in conformity with Mexican GAAP, except for the exclusion of inflation accounting effects. The 2006 Combined Financial Statements were prepared (x) using historical Pesos (i.e., inflation accounting effects are excluded) and (y) in a manner consistent with the Company's historical accounting practice applied on a consistent basis

      (b) The unaudited combined balance sheet of the Company and the Subsidiaries as at June 30, 2007, together with the corresponding unaudited, combined income statement of the Company and the Subsidiaries for the six-month period ended June 30, 2007 (the "Interim Financial Statement Date"), a copy of which are attached as Schedule 5.6(b), are referred to herein as the "Combined Interim Financial Statements." The Combined Interim Financial Statements were prepared in conformity with Mexican GAAP, except for the exclusion of inflation accounting effects. The Combined Interim Financial Statements were prepared (x) using historical Pesos (i.e., inflation accounting effects are excluded) and (y) in a manner consistent with the Company's historical accounting practice applied on a consistent basis

      (c) The audited balance sheet of each of the Company and the Subsidiaries as at December 31, 2006, together with the corresponding audited income statement of each of the Company and the Subsidiaries for the 2006 Financial Statement Date, copies of which are attached as Schedule 5.6(c)(i), are referred to herein as the "2006 Audited Financial Statements" (and, together with the 2006 Company Financial Statements, the "2006 Financial Statements"). The 2006 Audited Financial Statements (i) present fairly, in all material respects, the financial position of each of the Company and the Subsidiaries, as the case may be, at the 2006 Financial Statement Date, and (ii) were prepared in conformity with Mexican GAAP, in a manner consistent with the Company's or the Subsidiaries' historical accounting practice, as the case may be, applied on a consistent basis, except as set forth in Schedule 5.6(c)(ii).

                                                               Execution Version

      (d) The unaudited balance sheet of each of the Company and the Subsidiaries as at June 30, 2007, together with the corresponding unaudited income statement of each of the Company and the Subsidiaries for the Interim Financial Statement Date, copies of which are attached as Schedule 5.6(d)(i), are referred to herein as the "Individual Interim Financial Statements" (and, together with the Combined Interim Financial Statements, the "Interim Financial Statements"). The Individual Interim Financial Statements (i) present fairly, in all material respects, the financial position of the Company and the Subsidiaries, as the case may be, at the Interim Financial Statement Date, and
(ii) were prepared in conformity with Mexican GAAP, in a manner consistent with the Company's historical accounting practice applied on a consistent basis, subject to year-end closing adjustments, as the case may be, applied on a consistent basis, except as set forth in Schedule 5.6(d)(ii).

      5.7 UNDISCLOSED AND CONTINGENT LIABILITIES. Except (i) as set forth in the Interim Financial Statements, (ii) for liabilities that have arisen in the Ordinary Course of Business subsequent to the Interim Financial Statement Date,
(iii) for obligations and liabilities arising under Contracts entered into by the Company or the Subsidiaries in the Ordinary Course of Business, in each case of items (ii) and (iii) which could not be reasonably expected to have a Company Material Adverse Effect, according to Mexican GAAP, and (iv) as set forth in Schedules 5.7 and 5.8, the Company and the Subsidiaries have no material liabilities or obligations of a type required to be reflected on the Interim Financial Statements.

      5.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 5.8, since the Interim Financial Statement Date, the business of the Company and the Subsidiaries has been conducted in the Ordinary Course of Business, and there has not been:

            (i) any Company Material Adverse Effect, other than changes caused by events in the Mexican economy, none of which either individually or in the aggregate has been materially adverse or could reasonably be expected to be materially adverse to the Company and the Subsidiaries taken as a whole;

            (ii) any damage, destruction, casualty or other similar occurrence or event (whether or not insured against), which either individually or in the aggregate has caused or could reasonably be expected to cause a Company Material Adverse Effect;

            (iii) any material mortgage or pledge of or encumbrance attached to any of the properties or assets of the Company or any of the Subsidiaries;

            (iv) any material change in the terms or conditions of employment of any director, executive officer or first or second level management employee, including, without limitation, any material increase in the compensation payable or to become payable by the Company or any of the Subsidiaries to any of their present or former management employees or any material bonus or severance payment or arrangement with respect to any of the foregoing;

                                                               Execution Version

            (v) any material strike, labor dispute, apparent or threatened union organizing activities involving the Company's or any of the Subsidiaries' employees;

            (vi) any audit, outstanding assessments or inspection visits by any taxing or other Governmental Authority pending or, to the Knowledge of such Seller, threatened, or any Proceedings against the Company or any of the Subsidiaries or any of their respective officers, employees or shareholders;

            (vii) any declaration, setting aside or payment of any dividend, or any other distribution on or in respect of the capital stock of the Company or any of the Subsidiaries, or any capital reduction or redemption or other acquisition by the Company or any of the Subsidiaries of any such stock;

            (viii) any capital increase, issuance of shares of capital stock of the Company or any of the Subsidiaries or any rights, options or commitments issued by the Company or any such Subsidiary relating to shares of their capital stock;

            (ix) any material change in the accounting methods or practices followed by the Company or any of the Subsidiaries, including any change in depreciation or amortization policies or rates adopted by the Company or any such Subsidiary;

            (x) any material obligation or liability, except for liabilities and obligations incurred under arrangements or agreements entered into in the Ordinary Course of Business and Taxes not yet due and payable;

            (xi) any Debt, encumbrance or guarantee (whether accrued or contingent, including the entering into any mortgage or pledge, incurred by the Company or any Subsidiary) of any obligation of another party for borrowed money;

            (xii) any sale, lease, transfer or other disposition by the Company or any of the Subsidiaries of any assets other than in the Ordinary Course of Business and in accordance with past practices;

            (xiii) any loss of property or waiver of any right or claim, other than in the Ordinary Course of Business;

            (xiv) any amendment to the bylaws of any of the Company or any of the Subsidiaries;

            (xv) any entry into, termination of, or receipt of notice of termination of any material Contract or Permit;

            (xvi) any incurrence or creation of any liability, commitment or obligation in excess of $4,000,000.00 (four million Pesos 00/100) by the Company or any of the Subsidiaries, except unsecured trade payables and other unsecured liabilities incurred in the Ordinary Course of Business, and capital expenditures or contracts and

                                                               Execution Version

      commitments for capital expenditures made or entered into in the Ordinary Course of Business, which in any such case do not exceed $2,500,000.00 (two million five hundred thousand Pesos 00/100) in the aggregate;

            (xvii) any sale, transfer or other disposition by the Company or any of the Subsidiaries of any of its operating assets in excess of $2,500,000.00 (two million five hundred thousand Pesos 00/100) in the aggregate, except for inventory (whether billets or finished product) sold in the Ordinary Course of Business; or

            (xviii) any agreement, whether oral or written, to carry out any of the actions provided in the preceding items of this Section 5.8.

      5.9 PERMITS. Except as set forth in Schedule 5.9, the Company and the Subsidiaries hold all Permits necessary to conduct their businesses as now operated and such Permits are valid and in full force and effect. No action or claim is pending, or, to the Knowledge of such Seller, threatened, to revoke or terminate any such Permits or to declare any of them void or invalid in any respect. To the Knowledge of such Seller, the Company and each of the Subsidiaries is in compliance with the Permits and has exercised all the rights necessary to preserve the validity of such Permits, except to the extent that any failure to comply with such Permits or exercise such rights could not be reasonably expected to have a Company Material Adverse Effect.

      5.10 LITIGATION. Except as set forth in Schedule 5.10, there is not pending against the Company or any of the Subsidiaries, or to the Knowledge of such Seller, threatened against the Company or any of the Subsidiaries, any Proceeding of any character, including Proceedings (a) demanding money damages from the Company or any of the Subsidiaries, or (b) demanding a temporary restraining order, preliminary injunction or a permanent injunction or order of specific performance against the Company or any of the Subsidiaries, that could reasonably be expected to (x) cause any Company Material Adverse Effect, or (y) prevent, hinder or delay consummation of the transaction contemplated by this Agreement, declare the same unlawful, or cause the rescission thereof. None of the Company or the Subsidiaries is subject to any outstanding injunction (medida precautoria) or Judgment, except to the extent that any such injunction or Judgment could not be reasonably expected to have a Company Material Adverse Effect.

      5.11 INVENTORY. Except as provided in Schedule 5.11, all of the Company's and the Subsidiaries' inventory and supplies held for sale or use in connection with the business of the Company and the Subsidiaries (the "Inventory") was purchased in the Ordinary Course of Business and is owned by the Company or the Subsidiaries, free and clear of any liens, security interests and encumbrances, subject only to such encumbrances which, individually or in the aggregate, do not materially impair the value of the Inventory or materially impair the operations of the Company and the Subsidiaries taken as a whole. The Inventory is recorded in the financial statements of the Company using historical cost valuation methods and practices consistent with those used in preparing the 2006 Financial Statements.

                                                               Execution Version

      5.12 REAL PROPERTY; LEASES. (a) Schedule 5.12(a) sets forth the real estate property currently owned by the Company or the Subsidiaries, including property held for resale and property currently leased by the Company or the Subsidiaries to third parties (the "Owned Real Property"), as well as the real estate property currently leased by the Company and the Subsidiaries from third parties (the "Leased Real Property" and together with the Owned Real Property, the "Real Property").

      (b) The Company and the Subsidiaries have good and marketable title to the Owned Real Property, free and clear of all mortgages, liens, security interests, easements, rights of way, options, claims or encumbrances of any kind (collectively, "Liens"), except for (i) such Liens as are set forth in Schedule 5.12(a), and (ii) Liens that secure obligations that are reflected in the Interim Financial Statements (the Liens described in clause (ii) above are referred to collectively as "Permitted Liens").

      (c) The leases of the Leased Real Property are in full force and effect. The Company and the Subsidiaries have neither sent nor received written notice of any default under the leases of the Leased Real Property, and the Company and the Subsidiaries have not breached any material covenant, agreement or condition contained on any lease of the Leased Real Property, nor has there occurred any event which the passage of time or the giving of notice or both would constitute such a breach by the Company or the Subsidiaries.

      5.13 ASSETS OTHER THAN REAL PROPERTY. The Company and the Subsidiaries have title to all the assets (other than real property interests, which are subject to Section 5.12) material and related to their respective businesses, in each case free and clear of all Liens, except for (i) such Liens as are set forth in Schedule 5.13 or (ii) any Permitted Liens.

      5.14 CONTRACTS. (a) Except as set forth in Schedule 5.14(a), neither the Company nor any Subsidiary is a party to or bound by any:

            (i) Contract or series of Contracts to acquire or sell goods (other than inventory), material assets or properties during calendar years 2007 or 2008, having a value in excess of $4,000,000.00 (four million Pesos 00/100);

            (ii) Indenture, note, loan or credit agreement or other Contract relating to indebtedness of the Company or a Subsidiary or to the direct or indirect guarantee or assumption of the obligations of any other Person for borrowed money;

            (iii) Any Contract or other currently outstanding instrument under which the Company or any Subsidiary has, directly or indirectly, made or entitled to make any advance, loan, extension of credit (other than accounts receivable) or capital contribution to, or other investment in, any Person or entity, having a value in excess of $4,000,000 (four million Pesos 00/100);

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                                                               Execution Version

            (iv) Contract resulting in material liens, charges, claims and other encumbrances of any assets of the Company or any Subsidiary, except for Permitted Liens;

            (v) Non-compete or confidentiality Contract;

            (vi) Collective bargaining agreement with any labor union;

            (vii) Contract containing any provision that provides for a default thereof as a result of the transactions contemplated by this Agreement, which would result in a Company Material Adverse Effect; or

            (viii) Contract not made in the Ordinary Course of Business of the Company or the Subsidiaries, as the case may be.

      (b) Except as set forth in Schedule 5.14(b), all Contracts listed in
Schedule 5.14(a) and any other material contracts or agreements to which the Company or any Subsidiary is a party (the "Company Contracts") are valid, binding and in full force and effect and are enforceable against the Company or any applicable Subsidiary, and to the Knowledge of such Seller, of each other party thereto, in accordance with their respective terms.

      (c) Except as set forth in Schedule 5.14(c), (i) the Company and any applicable Subsidiary has performed all material obligations required to be performed by it under the Company Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Knowledge of such Seller no other party to any Company Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, and
(ii) none of the Company or any applicable Subsidiary has received any notice, or has Knowledge, of the intention of any party to renegotiate, terminate or cancel any Company Contract.

      (d) Complete and correct copies of all Company Contracts, together with all modifications and amendments thereto, have been made available to the Buyer for review prior to the execution of this Agreement.

      5.15 ENVIRONMENTAL MATTERS. (a) Except as disclosed in Schedule 5.15(a), the Company and the Subsidiaries are in compliance in all material respects with the applicable Environmental Laws relating to the operations of the Company.

      (b) Except as disclosed on Schedule 5.15(b), the Company and its subsidiaries have obtained all Environmental Permits, which are in full force effect and are in compliance with the terms and conditions thereof, except where the lack of an Environmental Permit or such non-compliance would not cause or would not reasonably be expected to cause a Company Material Adverse Effect.

      (c) Except as disclosed on Schedule 5.15(c), there are no Environmental Claims pending or, to the Knowledge of such Seller, threatened, against the Company or any of the

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                                                               Execution Version

Subsidiaries that would cause or reasonably be expected to cause a Company Material Adverse Effect.

      (d) The representations and warranties contained in this Section 5.15 are the only representations and warranties being made by the Sellers with respect to compliance with, or liability or claims under, Environmental Laws or with respect to Permits issued or required under Environmental Laws, and no other representation or warranty, express or implied, is being made with respect to environmental matters whatsoever.

      5.16 COMPLIANCE WITH LAWS; GENERALLY. Except as set forth in Section 5.16, the business of the Company and the Subsidiaries is being conducted in material compliance with all applicable Laws, other than for any such failures which, individually or on the aggregate, would not cause a Company Material Adverse Effect.

      5.17 EMPLOYEES; LABOR RELATIONS; COMPLIANCE AND RELATED MATTERS. (a)
Schedule 5.17(a) contains a list of the name, position, seniority, salary and labor benefits of all employees of the first three levels of the Company and the Subsidiaries with an annual salary in excess of $500,000.00 (five hundred thousand Pesos 00/100) as of the Closing Date. Except as described in Schedule 5.17(a), such individuals are not entitled to receive any other salaries, benefits, bonuses, premiums, incentives and/or compensation from the Company and the Subsidiaries.

      (b) Except as set forth in Schedule 5.17(b), none of the Company or the Subsidiaries has made any arrangements with their respective employees that would have the effect of depriving any of the Company or the Subsidiaries of the continued service of any such employee following the Closing.

      (c) Except as set forth in Schedule 5.17(c), neither the Company nor any of the Subsidiaries is a party to any collective bargaining or other similar labor Contract and, as of the date of execution of this Agreement, none of the Company or the Subsidiaries is negotiating with the unions mentioned in Schedule 5.17(c) or any other unions any matters different from those arising from and necessary under any such contracts referred to in Schedule 5.17(c).

      (d) Except as set forth in Schedule 5.17(d), since January 1, 2003, there has not been, there is not presently pending or existing and, to the Knowledge of such Seller, there is not threatened (i) any strike or work stoppage proceeding, (ii) any Proceeding against any of the Company or the Subsidiaries relating to the alleged violation of any material Law pertaining to labor relations or employment matters of a collective nature against any of the Company or the Subsidiaries, or (iii) any organizational efforts with respect to any employees of any of the Company or the Subsidiaries.

      (e) Each of the Company and the Subsidiaries has substantially complied with all material Laws relating to employees and employment. Except as disclosed in Schedule 5.17(e), none of the Company or the Subsidiaries is liable for the payment of any compensation, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing


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material Laws. Each of the Company and the Subsidiaries have complied with and is current in the payment of all contributions to the Mexican Institute of Social Security (Instituto Mexicano del Seguro Social), the Retirement Savings System (Sistema de Ahorro para el Retiro) and the Institute of the Workers' Housing National Fund (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), except where the failure to make any such payment would not reasonably be expected to have a Company Material Adverse Effect.

      (f) Schedule 5.17(f) sets forth a description of the benefit plans of the Company and the Subsidiaries. With respect to each employee benefit plan or arrangement sponsored or maintained by the Company or any of the Subsidiaries for the benefit of the employees of the Company and the Subsidiaries (the "Plans"): (i) any employer and employee contributions to each Plan required by applicable Law or the terms of such Plan have been made, or if applicable, accrued in accordance with applicable accounting practices in Mexico, and (ii) each Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

      (g) As of the date hereof, the executive officers, directors, secretaries and statutory auditors of the Company and each of the Subsidiaries are as set forth in Schedule 5.17(g).

      5.18 INTELLECTUAL PROPERTY; SOFTWARE. (a) Except as set forth in Schedule 5.18(a), neither the Company nor any of the Subsidiaries own Intellectual Property (the "Owned Intellectual Property") that is material to their respective businesses. The Company and the Subsidiaries have good and marketable title to the Owned Intellectual Property, free and clear of any liens, charges, claims and other encumbrances, subject only to such encumbrances of record and such other imperfections of title, encumbrances, and encroachments which, individually or on the aggregate, would not have a material adverse effect on the value of such Owned Intellectual Property or cause any Company Material Adverse Effect.

      (b) Except as set forth in Schedule 5.18(b), to the Knowledge of such Seller, no event has occurred which causes, or after notice or lapse of time or both would cause, the revocation or termination of any right to use the Owned Intellectual Property, and neither the Company nor the Subsidiaries are liable, in any material respect, to any Person for infringement with respect to any such rights or Intellectual Property as a result of its business operations.

      (c) Schedule 5.18(c) sets forth all the software that the Company and its subsidiaries use, employ, exploit or utilize in the conduction of their respective businesses.

      (d) The Company and the Subsidiaries' computers, computer software and all other information technology equipment and all associated documentation (collectively, the "IT Assets"), operate and perform in all material respects as currently used to conduct and carry on the business of the Company and the Subsidiaries, and the Company and the Subsidiaries have implemented on-site backup in respect of the IT Assets in accordance with past practices.


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                                                               Execution Version

      (e) The Company and the Subsidiaries use and operate the IT Assets under agreements and/or licenses granted by third parties which are, to the Knowledge of such Seller, authorized for that purpose.

      5.19 TAX MATTERS. Except as set forth in Schedule 5.19:

      (a) All material returns, declarations and reports in respect of Taxes required to be filed with respect to the Company or any of the Subsidiaries or any of their income, properties, franchises or operations as of the date hereof have been timely and properly filed (taking into account all extensions of due dates) with, withheld and paid to all appropriate governmental authorities, and all such returns properly reflect the Taxes due by the Company and the Subsidiaries for the periods thereby covered. The Company and the Subsidiaries have made adequate reserves for all Taxes accrued but not yet payable and have delivered or made available to the Buyer copies of all such Tax returns filed since January 1, 2002. All Taxes attributable to the Company and each of the Subsidiaries that are due and payable have been paid or otherwise discharged, except to the extent such Taxes are being contested in good faith and for which adequate reserves have been set aside on the applicable Company or Subsidiary books in accordance with Mexican GAAP.

      (b) There is no claim or assessment pending against the Company or any of the Subsidiaries for any alleged deficiency in Taxes.

      (c) The Company and the Subsidiaries have on a timely basis filed all material Tax returns required to be filed by it pursuant to any Tax Laws and any such Tax returns were true and accurate in all material respects as of the date of filing. There is no Tax sharing agreement that will require any payment by the Company or any of the Subsidiaries (other than to, or on behalf of, another Subsidiary of the Company).

      (d) Neither the Company nor any of the Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax return and no claim has been made to the Company or any such Subsidiary by any Governmental Authority in a jurisdiction where the Company or any such Subsidiary does not file Tax returns that it is or may be subject to taxation by that jurisdiction in any material respect.

      (e) Neither the Company nor any of the Subsidiaries has waived any statute of limitations in respect of Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency.

      (f) There are no Liens on any of the Company's or any of the Subsidiaries' properties or assets with respect to any unpaid Taxes, and neither the Company nor any such Subsidiary has received any notice of assessment by any Tax Authority in connection with any Tax returns and there are no pending Tax examinations of or Tax claims asserted against the Company or any such Subsidiary, or against Seller that would have a Company Material Adverse Effect, except for Taxes that are being contested in good faith by appropriate


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proceedings and for which adequate reserves have been set aside on the applicable Company or Subsidiary books in accordance with Mexican GAAP.

      5.20 TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES. Except as set forth in Schedule 5.20 or for purchase orders for merchandise entered into the Ordinary Course of Business, neither the Company nor any of the Subsidiaries is a party to any agreement with any of the Sellers, any of their Affiliates or Related Parties (the "Affiliated and Related Party Agreements"). The Affiliated and Related Party Agreements will be terminated as of the Closing Date and the Company and the Subsidiaries will have no further liabilities or obligations under such Affiliated and Related Party Agreements, except for services performed prior to the Closing or as specifically contemplated herein.

      5.21 BOOKS AND RECORDS. Except for any failure which is not reasonably expected to have a Company Material Adverse Effect, each of the Company's and the Subsidiaries' corporate books and records, including the shareholders minute book, board of directors minute book, the shares registry book and the capital variations book (i) are kept complete, accurate and current, and (ii) since January 1, 2002, such books have been duly prepared and maintained materially in accordance with all applicable Laws and reflect in all respects all formal actions taken at the shareholders' meetings and board of directors' meetings.

      5.22 INSURANCE. Each of the Company and the Subsidiaries maintains with financially sound and responsible insurance companies, insurance on all their material properties in at least such amounts and against at least such risks as consistent with past practices of the Company and the Subsidiaries, as applicable. The Company and the Subsidiaries have obtained the insurance coverage provided by the policies described in Schedule 5.22.

      5.23 BANKING AND SECURITIES ACCOUNTS. Schedule 5.25 sets forth all bank accounts, broker-dealer accounts (contratos de intermediacion) and investment accounts that the Company and the Subsidiaries currently hold with financial institutions, securities dealers and other financial institutions, including the number of the account or agreement, the balance thereof as of the Closing Date, and the authorized signature and withdrawal provisions under each account. Except as provided in Schedule 5.25, the funds in such accounts are not subject to any kind of attachment or lien or encumbrance.

      5.24 BROKERS. Except for Lehman Brothers Inc., which fees shall be paid by the Company (or any or its Affiliates) on or before the Closing Date, the Company has not engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement nor with respect to the Company's sale or merger or any other transaction relating to the disposition of the Company's assets. Neither the Buyer nor the Company (except as set forth in the preceding sentence) will have any obligation to pay any broker's, finder's, investment banker's, financial advisor' s or similar fees, in connection with this Agreement or the transactions contemplated hereby, by reason of any action taken by or on behalf of the Seller.


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                                                               Execution Version

      5.25 ACCURACY. Any liability, fact, circumstance, act or omission or generally any matter that could give rise to indemnification hereunder not included in the 2006 Financial Statements or in the Interim Financial Statements, but otherwise referred to in this Agreement or its Schedules shall be considered as disclosed by the Sellers to the Buyer for all purposes under this Agreement and to the extent such reference is true, valid, accurate and complete in all material respects, shall not give rise to any liability of the Sellers hereunder.

      5.26 NO OTHER REPRESENTATIONS. Except as and to the extent expressly set forth in this Agreement and subject to the limitations and restrictions contained in this Agreement, the Buyer acknowledges that neither the Sellers, nor the Company, the Subsidiaries or any of their respective agents, representatives, employees or Affiliates, makes any representation or warranty, either express or implied.

8.    ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Sellers that:

      6.1 CORPORATE ORGANIZATION. The Buyer is a corporation duly organized and validly existing under the Laws of Mexico.

      6.2 AUTHORIZATION AND APPROVAL OF AGREEMENT. The Buyer has the legal capacity and all requisite corporate power and authority to enter into this Agreement and to perform the obligations required to be performed by it hereunder. Except for the approval of the Buyer's Shareholders' Meeting, which approval shall be obtained prior to Closing, all corporate proceedings required by the Buyer's organizational or charter documents or otherwise required by Law for the execution and delivery of this Agreement and for the consummation of the transactions provided for herein have been duly taken. Except as set forth in the preceding sentence, this Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

      6.3 CONSENTS AND APPROVALS; NO VIOLATION TO RESULT. (a) Except for (i) the authorization required from the FCC, which shall have been duly obtained at or prior to Closing, no material Consent of any Governmental Authority is required to be obtained or made by or with respect to the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions hereunder.

      (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall (i) violate or result in a breach of any provision of the Buyer's organizational or charter documents,
(ii) violate any Judgment or Law applicable to the Buyer, (iii) violate, or result in a breach of, or constitute a default under (or would result in or constitute such a breach or default with notice or lapse of time or both) any provision of any Contract or Permit to which such Buyer is a party, (iv) require the Consent of any party to any


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                                                               Execution Version

of the items described in subsection (iii) above, or (v) to the Knowledge of the Buyer, require any Consent from a Governmental Authority; other than with respect to clauses (ii), (iii), (iv) or (v) above, such violations, breaches defaults or failures to obtain Consents which, individually or in the aggregate, would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby.

      6.4 COMPLIANCE WITH LAWS. To the Knowledge of the Buyer, its business is not being conducted in violation of any Law, except for possible violations that would not reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or to consummate the transactions hereunder.

      6.5 NO GOVERNMENTAL ORDER. No Governmental Authority has issued any Law or Judgment or any other restriction of any kind or character that is in effect and that has the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibits their consummation.

      6.6 LITIGATION. There is not pending against the Buyer, or to the Knowledge of the Buyer, threatened against the Buyer, any Proceeding of any character, that could reasonably be expected to (a) cause any material adverse change in the condition (financial or otherwise), assets, liabilities, business or operations of the Buyer, or (b) prevent, hinder or delay consummation of the transactions contemplated by this Agreement, declare the same unlawful, or cause the rescission thereof.

      6.7 CREDIT-WORTHINESS. The Buyer has heretofore provided to the Sellers its unaudited financial statements prepared under Mexican GAAP as of and for the period ending on December 31, 2007. The Buyer (i) has the financial resources to pay in full the Closing Date Purchase Price at Closing, (ii) has sufficient financial resources to comply with its other obligations under this Agreement,
(iii) is not insolvent, and (iv) there is no event or action that with notice, the passage of time or both would reasonably be expected to turn the Buyer insolvent on or before the Closing Date.

      6.8 SOURCE OF FUNDS. The funds used by the Buyer for its business and the funds that the Buyer shall use to pay the Closing Date Purchase Price have legitimate origins.

      6.9 SIMEC SHARES. To its knowledge, the Simec Shares are owned by Industrias CH, S.A.B. de C.V. and Tuberias Procarsa, S.A. de C.V., as the case may be, free and clear of any liens, security interests, options, claims or encumbrances of any kind, and such parties have full and unrestricted voting rights with respect to their respective Simec Shares.

      6.10 BROKERS. The Buyer has not engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement. None of the Sellers, the Company or the Subsidiaries will have obligations to pay any broker's, investment banker's, financial advisor' s or similar fees in connection with this Agreement or the transactions contemplated hereby, by reason of any action taken by or on behalf of the Buyer.


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                                                               Execution Version

9.    ARTICLE VII. COVENANTS

      7.1 AFFIRMATIVE COVENANTS OF THE SELLERS. Except as provided in Schedule 7, the Sellers covenant and agree that from the date of this Agreement to the Closing Date, they shall cause the Company and the Subsidiaries (except as may otherwise be contemplated by this Agreement or consented to in writing by the Buyer) to:

            (i) Carry on its business in a manner consistent with prior practice and only in the Ordinary Course of Business, and use reasonable efforts to preserve its business organization intact and preserve the goodwill and relationships of its customers, suppliers and others having business relations with it;

            (ii) Maintain its corporate existence in its jurisdiction of organization plus in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification;

            (iii) Duly and timely file or cause to be filed all reports and returns required to be filed with any Governmental Authority and promptly pay or cause to be paid when due all Taxes, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

            (iv) Maintain in existing condition and repair, consistent with past practice, all buildings, offices, shops and other structures located on the Real Property, and any equipment, fixtures and other tangible personal property located on the Real Property;

            (v) Give the Buyer and the Buyer's employees, counsel, accountants and advisors, full access upon reasonable notice during normal business hours to any of the properties, personnel, financial and operating data, books, Tax returns, contracts, commitments, and records of the Company in connection with reviewing the Company and its properties and operations; and

            (vi) Maintain in full force and effect any material insurance policies existing as of this date, including replacements or renewals in the Ordinary Course of Business.

      7.2 NEGATIVE COVENANTS OF THE SELLERS. Except as provided in Schedule 7, the Sellers covenant and agree that from the date of this Agreement to the Closing Date, they shall not permit the Company or any of the Subsidiaries (except as may otherwise be contemplated by this Agreement), without the Buyer's prior written consent, to:

            (i) Amend its bylaws;

            (ii) Authorize for issuance, issue or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares


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                                                               Execution Version

      of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock;

            (iii) Declare or pay any dividends or other distributions of any kind to the Sellers, or directly or indirectly purchase, retire or redeem or otherwise acquire from the Sellers any shares of its capital stock;

            (iv) Incur any liability, commitment or obligation, except unsecured current and trade liabilities and other unsecured liabilities incurred in the Ordinary Course of Business;

            (v) Borrow, or agree to borrow, any funds other than pursuant to its existing loan agreements for an amount not to exceed the maximum amount provided under the JPMorgan Loan;

            (vi) Sell, transfer or otherwise dispose of assets, except for the sale or disposition of obsolete or damaged tangible personal property, the sale of inventory and other assets in the Ordinary Course of Business and property held for resale;

            (vii) Except for amounts committed for emergency repairs, amounts contemplated by budgets previously made available to the Buyer, make any material capital commitments, which shall not exceed $55,000,000.00 (fifty five million Pesos 00/100);

            (viii) Mortgage, pledge or encumber any of its assets or guaranty the obligations of any party;

            (ix) Make any adjustments in the salary rate of, or authorize any bonus payments to any executive officer or management employee, or enter into consulting arrangements (except as set forth in Schedule 5.8);

            (x) File any claim or any lawsuit, except for claims or lawsuits in the Ordinary Course of Business consistent with prior practice; and

            (xi) Take any action with the intention of causing any of the representations and warranties made herein to be invalid, inaccurate, false or incomplete on the Closing Date.

      7.3 CONFIDENTIALITY. Each of the Parties agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other Parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of the Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Sellers, to their counsel, accountants or financial advisors). The


                                                                              35
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                                                               Execution Version

obligation of each Party to treat such documents, materials and other information in confidence shall not apply to any information which is (i) previously known on a non-confidential basis by such Party, (ii) in the public domain through no fault of such Party, (iii) later lawfully acquired by such Party from sources other than the Parties, (iv) is required to be disclosed under applicable Law or judicial process, or to any governmental authority having regulatory authority over such Party or its Affiliates, but only to the extent it must be disclosed, or (v) such Party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby. The provisions of this Section 7.4 shall not restrict any Party from using confidential information in performing its obligations under, or enforcing the terms of, this Agreement or in exercising its rights relating thereto.

      7.4 COMPETITION; OTHER REGULATORY FILING(S). (a) The filing with the FCC for obtaining the authorization from such governmental authority for the consummation of the transactions provided under this Agreement shall be the responsibility of the Buyer. The Sellers shall cooperate, and shall cause the Company and the Subsidiaries to cooperate, with the Buyer and use all commercially reasonable efforts to provide information required for purposes of such filing, as well as to obtain such authorization. The Parties acknowledge and agree that, in the event that the authorization from the FCC imposes any requirements or conditions to perform or consummate the transactions contemplated in this Agreement, then the Buyer shall be the sole responsible, at its own cost and expense, for taking any and all commercially reasonable actions or remedies in order to comply with any of such conditions or requirements, provided that such actions or remedies shall in no event reduce the Closing Purchase Price payable to the Sellers.

      (b) For any regulatory filings in addition to the filing provided in the preceding paragraph of this Section 7.4 that may be required or convenient for the consummation of the transactions provided under this Agreement, each of the Sellers and the Buyer shall cooperate with each other and use all commercially reasonable efforts to obtain any regulatory approvals and/or obtain any consents which may be required in connection with the transactions contemplated hereby, including by making any governmental filings which may be required hereunder as promptly as practicable following the Closing and seeking early termination of any waiting periods required by Law.

      7.5 UPDATING SCHEDULES. If on or after the date of this Agreement and prior to Closing, the Sellers identify, discover or become aware that by reason of the occurrence of events or circumstances subsequent to the execution of this Agreement or otherwise: (i) an item should have been included on a schedule to this Agreement, or (ii) a representation or warranty becomes inaccurate or obsolete in a material respect, the Sellers shall promptly inform the Buyer thereof and provide the Buyer with an appropriately revised schedule or representation; provided, that if the changes reflected in the supplemented Schedules would reasonably be expected to result in a Company Material Adverse Change, then the Buyer may either (x) accept the supplemented Schedules (in which case it will be substituted in place of the appropriate original Schedules and thereafter be part of this Agreement), or (y) reject the supplemented Schedules by written notice to Seller (in which case the Buyer may terminate this


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                                                               Execution Version

Agreement under Article XI). In the case of (x) above, such schedule or representation shall be deemed revised for any purposes of this Agreement.

      7.6 RESIGNATIONS. The Sellers shall obtain effective as of the Closing, the resignations of each of the members of the board of directors, the secretaries, the statutory auditors and certain executive officers of the Company and the Subsidiaries listed in Schedule 7.6.

      7.7 BUYER'S SHAREHOLDERS MEETING. The Buyer shall cause that the shareholders' meeting referred to in Section 3.6 and for the purposes described thereunder is convened.

10.

11.   ARTICLE VIII. POST-CLOSING COVENANTS

      8.1 BUYER'S POST-CLOSING COVENANTS. The Buyer covenants and agrees that, from and after the Closing, it shall and shall cause the Company and the Subsidiaries to:

            (i) Maintain and not dispose any records of the Taxes paid or payable by the Company (including but not limited to returns, reports, books, records, financial data, receipts, notices, assessments, reassessments, earnings and profits data, and work papers) prior to the tenth (10th) anniversary of the Closing Date, unless the Buyer shall first have received the written consent of each of the Sellers; and

            (ii) Give the Sellers and the Sellers' employees, counsel, accountants and advisors with all the information and documents that they reasonably request in writing in connection with the preparation of any Tax returns, Tax credits, Tax elections or financial statements, or any judicial, quasi-judicial, administrative, Tax audit or arbitration proceeding; it being understood that the Sellers shall reimburse all reasonable and documented expenses incurred by the Buyer in connection with the provision of information and documentation for purposes of this item (ii).

      8.2 [INTENTIONALLY OMITTED].

      8.3 INDEMNIFICATION OF OFFICERS, DIRECTORS, SECRETARIES AND STATUTORY AUDITORS. The Buyer agrees that it shall cause the Company to indemnify and hold harmless, each officer, director, secretary and statutory auditor who resigned in connection with the transactions provided under this Agreement (the "Indemnified Executives") against any damages, liabilities and associated costs and expenses arising out of or pertaining to acts or omissions or alleged acts or omissions (other than illegal acts or acts of fraud), executed, carried out or omitted by the Indemnified Executive as a result of the lawful performance of his or her activities as an executive officer, director, secretary or statutory auditor of the Company or any Subsidiary, to the fullest extent permitted by applicable Law. No Indemnified Executive may settle any such claim without the prior written approval of the


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                                                               Execution Version

Buyer, unless such approval is unreasonably withheld or delayed. Further, an Indemnified Executive will not be entitled to indemnification the extent a court of competent jurisdiction determines that such Indemnified Executive acted with bad faith, or willful misconduct. The indemnification granted to the Indemnified Executives pursuant to this Section 8.3 shall not affect or limit in any manner the Seller's indemnification obligations provided in Article XII.

      8.4 NON-COMPETE; NON-SOLICITATION; TRANSITION. (a) Except with the Buyer's consent, each of the Sellers agrees that, from the Closing Date and for a period of four (4) years from the such date, it shall not directly or indirectly, (i) own, manage, operate, control, invest, make loans or acquire an interest in, or otherwise exploit, engage or participate in, any Competitive Business, or (ii) promote, facilitate, contribute to, support or otherwise assist or advise any Person engaged in, or that intends to engage in, any act related to any Competitive Business that would be prohibited under (i) above, except, in both cases, for portfolio investments in the equity of listed companies which are Competitive Businesses not to exceed, in any such case, five percent (5%) of the aggregate outstanding equity or equity-like securities of each such company.

      (b) Except with the Buyer's consent, each of the Sellers agrees that, from the Closing Date and for a period of three (3) years from such date, it shall not directly or indirectly, offer employment or employ any of the employees or officers of the Company and any of the Subsidiaries; provided, however, that the foregoing shall not prohibit (i) employment of persons accepting employment through a general solicitation to the public and that have not, in any way, been contacted independently (provided, however, that the exception in this clause
(i) shall not apply to those employees referred to in Schedule 5.17(a) with an annual salary in excess of $1,000,000.00 (one million Pesos 00/100)), (ii) employment of employees fired or terminated by the Company or any of the Subsidiaries, and (ii) employment of employees which have ceased to be employed by the Company or by any Subsidiary for a period of six (6) months.

      (c) For a period of two (2) years following the Closing Date, the Sellers will not take any action with the purpose, of or intended to, have the effect of discouraging any customer, supplier, or other business associate of any of the Company and the Subsidiaries to maintain the same relationship with the Company and the Subsidiaries after the Closing as it was maintained prior to the Closing.

      8.5 CANCELLATION OF LIENS. (a) Each of the Sellers hereby represents and warranties that certain Liens set forth in Schedules 5.12(a) and Schedule 5.13(a) in favor of Banamex (either referred to as Banco Nacional de Mexico, S.N.C., Banco Nacional de Mexico, S.A, or Banamex, S.A. or by any other similar corporate name) (the "Banamex Liens"), are (i) not associated to outstanding obligations (whether of payment of monies or otherwise) of the Company or the Subsidiaries and have been paid in full, and (ii) suitable for cancellation with the Public Registry of Property or the Public Registry of Commerce, as applicable, upon official request of the interested parties.


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                                                               Execution Version

      (b) Each of the Sellers hereby agrees and covenants to employ commercially reasonable efforts in any action required or convenient for cancelling the Banamex Liens with the Public Registry of Property or the Public Registry of Commerce, either (i) prior to the Closing Date, and (ii) if not practicable, as promptly as possible, but in no event in later than one hundred twenty (120) calendar days as of the Closing Date.

      8.6 TRANSLATION. The Parties hereto agree to employ good faith efforts to cause a Spanish translation of this Agreement to be made and agreed upon, within sixty (60) calendar days following the Closing Date. Such translation shall be expressly acknowledged in writing by the Parties indicating that each of the Parties irrevocably agrees to be bound by such translation for any legal effects whatsoever and waives any right it may have to challenge or invalidate the translation or any term thereof.

12.

13.   ARTICLE IX. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

      9.1 CONDITIONS PRECEDENT. The Buyer's obligation to purchase the Shares and to take the other actions required to be taken by the Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

      (a) Representations, Warranties and Covenants. The representations and warranties of the Sellers set forth in Sections 4.1 to 4.4 and 5.4 herein shall be true, valid, accurate and complete on and as of the Closing Date, to the same extent as if made on and as of such date, and the Sellers shall have complied with or performed any and all of the provisions and obligations set forth in Articles III and VII.

      (b) Legal Actions. No Judgment has been issued by any Governmental Authority prohibiting the consummation of the transactions contemplated under this Agreement.

      (c) Authorizations; Consents. The Buyer shall have received (i) a favorable resolution regarding the transactions provided hereunder by the FCC, and (ii) duly executed copies of any Consent required for the consummation of the transactions contemplated by this Agreement with respect to the Sellers, if any.

      (d) Shareholders' Meeting Authorization. The Buyer shall have received the authorization of its shareholders' meeting to consummate the transactions contemplated under this Agreement.

      (e) Enactment of Laws. No Law preventing the consummation of the transactions subject matter to this Agreement shall have been enacted or issued, which continues in full force and effect.

      9.2 WAIVER. The Buyer shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have


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                                                               Execution Version

occurred unless the same is set out in writing and executed by the Buyer. Any waiver made by the Buyer hereunder shall also constitute a waiver with respect to any rights or remedies that the Buyer may otherwise have against the Sellers in respect of or relating to the specific conditions waived.

14.   ARTICLE X. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

      10.1 CONDITIONS PRECEDENT. The Sellers' obligation to sell the Shares and the Seller's obligations to take the actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

      (a) Covenants. The Buyer shall have complied with or performed any and all of the provisions and obligations set forth in Articles III and VII.

      (b) Legal Actions. No Judgment has been issued by any Governmental Authority prohibiting the consummation of the transactions contemplated under this Agreement.

      (c) Authorizations; Consents. The Sellers shall have received (i) evidence of the authorization of the transactions provided hereunder by the FCC in terms reasonably satisfactory to the Sellers, and (ii) duly executed copies of any other Consent required for the consummation of the transactions contemplated by this Agreement with respect to the Buyer, if any.

      (d) Enactment of Laws. No Law preventing the consummation of the transactions subject matter to this Agreement shall have been enacted or issued, which continues in full force and effect.

      10.2 WAIVER. The Sellers shall have the right to waive the foregoing conditions, or any of them, wholly or in part; provided, however, that no such waiver shall be deemed to have occurred unless the same is set out in writing and executed by the Sellers. Any waiver made by the Sellers hereunder shall also constitute a waiver with respect to any rights or remedies that the Sellers may otherwise have against the Buyer in respect of or relating to the specific conditions waived.

15.   ARTICLE XI. TERMINATION

      11.1 TERMINATION. (a) This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing Date:

            (i) by the mutual written consent of the Buyer and the Sellers,


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                                                               Execution Version

            (ii) either by the Sellers or by the Buyer if the Closing has not occurred by June 1, 2008, or by such other date as the Parties may agree in writing, and the Party terminating this Agreement is not in breach, in any material respect, of any of its obligations under this Agreement, or

            (iii) by the Buyer in the event that the Buyer rejects any revised Schedule or representation pursuant to Section 7.5,

            (iv) by the Buyer if, at any time prior to the Closing, there shall have occurred a breach of (y) any of the representations and warranties of the Sellers set forth in Sections 4.1 to 4.4 and 5.4, or (z) any of the provisions and obligations set forth in Articles III and VII; or

            (v) by the Sellers if, at any time prior to the Closing, there shall have occurred a breach of any of the provisions and obligations set forth in Articles III and VII.

      (b) This Agreement may also be terminated by either the Buyer or the Sellers if (i) any Judgment or other order of a Governmental Authority preventing the Closing shall have become final and non-appealable, or (ii) there shall be a Law which makes the transactions provided hereunder illegal.

      (c) Notwithstanding the foregoing items (a) and (b), the Parties acknowledge and agree that if the authorization of the transactions provided hereunder by the FCC is obtained on or before April 25, 2008, the Closing shall occur on or before April 30, 2008.

      11.2 EFFECT OF TERMINATION. Upon the termination of this Agreement under the provisions of Section 11.1, no Party shall have any obligation to the other Party thereafter arising out of this Agreement; provided, however, that: (i) if the Sellers fail or unreasonably refuse to tender full performance of their obligations under this Agreement other than a failure of a condition set forth in Article X and as a result thereof the Buyer terminates this Agreement, the Buyer shall be entitled to exercise and pursue all legal or equitable rights or remedies which it may have against the Sellers by reason of any breach of this Agreement by the Sellers; and (ii) if the Buyer fails or unreasonably refuses to tender full performance of its obligations under this Agreement other than a failure of a condition set forth in Article IX and as a result thereof the Sellers terminate this Agreement, the Sellers shall be entitled to exercise and pursue any legal or equitable rights or remedies which they may have against the Buyer by reason of any breach of this Agreement by the Buyer. Notwithstanding the foregoing, the termination of this Agreement shall not effect the respective Parties' obligations under Sections 13.1, 13.2, 14.1, 14.10 and 14.11.


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                                                               Execution Version

16.   ARTICLE XII. INDEMNIFICATION

      12.1 INDEMNIFICATION BY THE SELLERS. (a) From and after the Closing, subject to the terms set forth in this Article XII, the Sellers shall indemnify the Buyer, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Buyer Indemnified Party") against and hold them harmless from, any Damages suffered or incurred by such Buyer Indemnified Party to the extent arising from:

            (i) any material breach of any representation or warranty of any of the Sellers set forth in Articles IV and V of this Agreement or in any Schedule or certificate delivered hereunder; and

            (ii) any material breach of any covenant of any of the Sellers contained in this Agreement.

            (b) The Sellers shall not be required to indemnify any Buyer Indemnified Party:

            (i) until the aggregate of all Damages exceeds one percent (1.0%) of the Enterprise Value, and

            (ii) with respect to any Damages indemnifiable at any time after the Buyer shall have filed a claim that shall have resulted in payment pursuant to (i) above, any Damages in an amount exceeding, on a cumulative basis, an amount equal to zero point zero five percent (0.05%) of the Enterprise Value each; provided, however, that this provision shall not apply to any claim for indemnification of Damages arising out of a breach of Sections 4.1 to 4.4, and 5.4;

      (c) The Sellers shall only be liable for any Damages up to the Available Escrow Amount (and under no circumstances in excess of the Escrow Amount), except for (i) claims arising out of a breach of Sections 5.17 and 5.19, in which case the Sellers shall only be liable for any Damages up to twenty percent (20%) of the Enterprise Value (such twenty percent (20%), for the avoidance of doubt, shall include any amounts paid from the Escrow Account), and (ii) claims arising out of a breach or Sections 4.1 to 4.4 and 5.4, in which case the Sellers shall only be liable for any Damages up to the Enterprise Value.

      (d) The Sellers shall not be liable for any Damages unless a claim is timely asserted pursuant to this Agreement during the two (2) years and six (6) months period following the date hereof, except for (i) claims arising out of a breach of Sections 5.17 and 5.19, in which case the Sellers shall not be liable for any Damages unless a claim is timely asserted pursuant to this Agreement during the five (5) year period following the date hereof, and (ii) claims arising out of a breach of Sections 4.1 to 4.4 and 5.4, in which case the Sellers shall not be liable for any Damages unless a claim is timely asserted pursuant to this Agreement during the statute of limitations period (plazo de prescripcion) established in accordance with the Laws of Mexico with respect to such matters.


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                                                               Execution Version

      (e) The Parties acknowledge and agree that the Sellers' obligation to indemnify under this Article XII shall be (i) joint and several among all the Sellers, without any distinction, up to the Available Escrow Amount, and (ii) several (and not jointly), after the application or distribution of the Available Escrow Amount, on a pro-rata basis, considering each Sellers' ownership percentage of the Company immediately prior to the Closing, as set forth in Exhibit A.

      (f) In the event that the Buyer makes a claim for indemnification which remains unresolved or disputed by the Parties for a period of twelve (12) months from the date the claim is asserted, for amounts that continue to be withheld as Available Escrow Amounts to secure such claim, the Buyer shall be required to file a formal lawsuit associated with such claim against all or a portion of the Sellers, within a period of thirty (30) calendar days counted from the date of expiration of such twelve (12)-month period, being all expenses related to such lawsuit recoverable as Damages, to the extent such claims shall be payable under this Article XII, provided that, a failure to file the relevant lawsuit within the specified period, shall entitle Sellers to withdraw the applicable Available Escrow Amounts, as if no such claim had been submitted.

      12.2 INDEMNIFICATION BY THE BUYER. From and after the Closing, the Buyer and the Company, jointly and severally, shall indemnify, defend and hold the Sellers, their Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and their permitted successors and assigns (each, a "Seller Indemnified Party") harmless from and against all Damages resulting from (i) any breach of a representation and warranty contained in Article VI during the period when such representation and warranty is in existence under Section 12.6, and (ii) any breach or default in the performance of any of the covenants and agreements made by the Buyer in this Agreement or in any schedule, certificate, instrument or agreement delivered pursuant hereto including, without limitation, the documents attached hereto as Schedules.

      12.3 TERMINATION OF INDEMNIFICATION. The obligations of the Sellers and the Buyer to indemnify and hold harmless any Indemnified Party pursuant to Sections 12.1 and 12.2 shall terminate when the applicable representation or warranty terminates pursuant to Section 12.6; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the relevant Indemnified Party shall have, before the expiration of the applicable period (provided under Section 12.6) previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) (a "Claim Notice") to the Party to be providing the indemnification and such claim remains unresolved upon expiration of the applicable period under Section 12.6.

      12.4 PROCEDURES. (a) Third-Party Claims. For a Person to be entitled to any indemnification (the "Indemnified Party") provided for in Sections 12.1 and
12.2 in respect of, arising out of, or involving, a claim made by any Person against any such Indemnified Party (a "Third-Party Claim"), such Indemnified Party must deliver a Claim Notice to the indemnifying party in writing (and in reasonable detail) of the Third-Party Claim within five (5) Business


                                                                              43
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                                                               Execution Version

Days after receipt by such Indemnified Party of notice of the Third-Party Claim, together with copies of all notices and documents (including court papers, if any) received by the Indemnified Party relating to the Third-Party Claim. Thereafter, the Indemnified Party shall deliver to the indemnifying party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim. Failure by any Indemnified Party so to notify the indemnifying party shall relieve the indemnifying party from any liability that it may have to such Indemnified Party under Section 12.1.

      (b) Assumption of Defense against Third-Party Claims. If a Third-Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the Indemnified Party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense, unless, in both cases, the Indemnified Party shall have an interest conflicting with that of the indemnifying party. The indemnifying party shall be liable for reasonable and documented fees and expenses of counsel (for a total amount not exceeding $1,000,000.00 (one million Pesos 00/100), in the aggregate) employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the engagement and (upon the indemnifying party's request) the access and delivery to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, which releases the Indemnified Party completely in connection with such Third-Party Claim and that would not otherwise adversely affect the indemnified party.

      (c) Other Claims. In the event any Indemnified Party should have a claim against any indemnifying party under Section 12.1 different from a Third-Party Claim being asserted


                                                                              44
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                                                               Execution Version

against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the indemnifying party, which in no event shall be delivered in a period exceeding three (3) calendar months from the date in which the Indemnified Party gained knowledge of the fact or circumstance giving rise to such claim. If the indemnifying party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such Claim Notice that the indemnifying party disputes its liability to the Indemnified Party under Section 12.1, such claim specified by the Indemnified Party in such Claim Notice shall be deemed a liability of the indemnifying party under Section 12.1, unless otherwise evidenced by the indemnifying party, and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any Claim Notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

      12.5 HOLDBACK. (a) If the Buyer notifies a claim to the Sellers' Representative, the Sellers' Representative may elect to dispute the Requested Holdback specified in connection with the claim, by delivering a notice (a "Counter Notice") to the Buyer within ten (10) Business Days of receipt of such notice. If no Counter Notice is received by the Buyer within such ten (10) Business Day period, then the Requested Holdback claimed by the Buyer in the Claim Notice shall be a Final Holdback Amount.

      (b) If a Counter Notice is duly delivered by the Sellers' Representative with respect to a Claim Notice, after discussions shall have been held by the Buyer and the Sellers' Representative for a period of no less than sixty (60) calendar days and no agreement shall have been reached, then the dispute, but only in respect of the Requested Holdback, shall be submitted for resolution to the financial transaction's services section of the Mexican affiliates of PricewaterhouseCoopers or, in the event PricewaterhouseCoopers shall not be available to act, of Deloitte (the "Referee"). The Referee shall determine the Firm Holdback Amount within thirty (30) calendar days after the dispute is submitted to it, by:

            (i) establishing whether the Requested Holdback is a reasonable sum of money to be held in the Escrow Agreement in relation to the nature and description of the claims contained in the Claim Notice, and

            (ii) if applicable, reducing the Requested Holdback to an amount the Referee determines, in its discretion, to be reasonable considering the nature and description of the claims contained in the Claim Notice.

      (c) The Buyer shall cause the Company to, and the Buyer and the Sellers' Representative shall, provide the Referee, with any information required by the Referee and reasonably available, during the aforementioned thirty (30) calendar day period, so that the Referee may reach a final decision. The Referee shall issue its final decision in the form of a written notice delivered to the Buyer and the Sellers' Representative, which decision shall be binding and conclusive with respect to the Firm Holdback Amount.


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                                                               Execution Version

      (d) The Sellers and the Buyer expressly acknowledge and agree that the Referee (i) may only verify the reasonableness of the Requested Holdback in connection with the claims set forth in the Claim Notice and may not, and is not directed to, make any assessment or determination as to the merits of any such claim, and (ii) may not increase the amount of the Requested Holdback. Furthermore, the Sellers and the Buyer expressly acknowledge and agree that (1) a submission of a dispute to the Referee pursuant to this Section 12.1 shall not, in any way, limit the ability of the Buyer to submit the claim underling the Claim Notice to a competent court pursuant to this Article XII or otherwise initiate an action against the Sellers, to resolve the merits of such claim, and
(2) the determination of the Firm Holdback Amount does not impose any limitation on the amounts to be indemnified under this Article XII or otherwise shall be deemed to have any impact on the merits of the relevant claim.

      (e) In the event the Sellers' Representative decides to submit a Counter Notice, then:

            (i) if the Requested Holdback is reduced by the Referee, the Buyer shall pay such Referee's fees and expenses, and

            (ii) if the Requested Holdback is confirmed by the Referee, the Referees' fees and expenses shall be paid by the Sellers.

      12.6 SURVIVAL OF REPRESENTATIONS. The representations, warranties and covenants of Sellers shall survive the Closing solely for purposes of this
Article XII as follows (i) the representations and warranties in Article IV and
Article V (except for Section 5.19) shall survive for a two (2) years and six
(6) months period from the date hereof, (ii) the representations and warranties contained in Section 5.19 shall survive for five (5) years from the date hereof, and (iii) the representations and warranties contained in Sections 4.1 to 4.4 and 5.4 shall survive for the statute of limitations period established in accordance with the Laws of Mexico with respect to such matters; except as set forth in Section 12.3.

      12.7 EXCLUSIVE REMEDY. The Buyer acknowledges and agrees that the indemnification provided in this Article XII shall be the sole and exclusive remedy against the Sellers with respect to any and all Damages arising under this Agreement or any of the transactions contemplated hereunder, other than claims of, or causes of action arising from, fraud (fraude) or willful misconduct (dolo) under the Laws of Mexico. The Parties acknowledge and agree that no Person who was an officer, director, secretary, statutory auditor or stockholder of the Company or the Subsidiaries, as the case may be, prior to the Closing, nor any of their Affiliates, shall have any liability to make any payment with respect to any breach of any representation or warranty made in this Agreement, except for Seller's indemnification obligations under this
Article XII.

      12.8 LIMITATION ON DAMAGES. Notwithstanding anything herein to the contrary, any Damages incurred by any Indemnified Party shall be calculated after considering any insurance proceeds and other benefits received or receivable by the Indemnified Party.


                                                                              46
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                                                               Execution Version

      12.9 INDEMNIFICATION CURRENCY. All indemnification payments under this Agreement shall be payable in Pesos. If any indemnification claims are incurred in a currency other than Pesos, then such amount denominated in such foreign currency shall be converted into an amount denominated in Pesos pursuant to applicable Law, at the time of payment thereof.

      12.10 TAX STATUS OF INDEMNIFICATION PAYMENTS. Any indemnification made in respect of a breach of representation or warranty hereunder shall constitute an adjustment of the Enterprise Value and the Parties shall, within a reasonable time of payment and receipt of such payment, as applicable, and in any event within two (2) months of such payment, file any amendments to their respective current and past income Tax returns as may be necessary to reflect the foregoing.

      12.11 REPRESENTATION OF THE SELLERS. In addition to the matters set forth in Article II, Sellers' Representative shall be vested with any necessary power and authority that may be required and is hereby authorized to act on behalf of any and all Sellers in connection with the indemnification provisions set forth in this Article XII, it being understood that such Sellers' Representative shall be the sole person authorized to (i) give any instruction or take any action (including acceptance and settlement of claims) in connection with the provisions of this Article XII, and (ii) receive and deliver notices under Sections 12.4 and 12.5. Independent actions taken by any of the Sellers without being undertaken through, or accepted by, the Sellers' Representative, shall be understood not to have any legal force or effect. Furthermore, each of the Sellers hereby expressly and absolutely releases the Sellers' Representative and the Buyer from any and all liabilities that may be associated with its role as Sellers' Representative hereunder and expressly agree and ratify any action taken by the Sellers' Representative and from taking any actions agreed with or instructed by the Sellers' Representative, respectively, except in the event of fraud or willful misconduct (dolo). Nothing to the contrary herein set forth shall preclude the right of the Buyer to notify any of the Sellers through a representative of each such Seller, different from the Sellers' Representative.

17.   ARTICLE XIII. EXPENSES

      13.1 EXPENSES. Except as provided in Sections 5.24 and 13.2, the Sellers and the Buyer shall each pay its own expenses in connection with the negotiations leading up to and the preparation of this Agreement and the consummation of the transactions provided for herein (collectively, "Expenses"), including without limitation fees and expense of their respective investment advisors, brokers, legal counsel, accountants and, in the case of the Buyer, other outside experts retained by it to conduct due diligence.

      13.2 TRANSFER AND OTHER TAXES. Any and all transfer, withholding, stamp, sales, use and excise Taxes and other similar charges, fees and assessments resulting from or imposed with respect to the transactions contemplated by this Agreement by any applicable jurisdiction shall be borne by the Party responsible under applicable Law.


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                                                               Execution Version

18.   ARTICLE XIV. MISCELLANEOUS

      14.1 ISSUANCE OF PRESS RELEASES. Neither the Buyer nor any of the Sellers shall, without the approval of the other Parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so required by Law, in which case the other Parties shall be advised and the Parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued. Notwithstanding the foregoing, after the Closing, each of the Buyer and the Sellers shall be authorized to issue a customary press release or other public announcements with respect to the Closing, provided that the other Parties shall have been given a reasonable opportunity to review and comment on such press release or public announcement prior to its issuance and, provided, further that under no circumstance may the Buyer make public in any announcement or otherwise, the price or other material terms of the transaction contemplated by this Agreement nor the name or identity of the Sellers, without their prior written consent.

      14.2 COOPERATION FOLLOWING THE CLOSING. Following the Closing, the Sellers and the Buyer shall deliver to the other such further information and documents and shall execute and deliver to the other such further information and documents and shall execute and deliver such further instruments and agreements as the other shall reasonably request in order to consummate or confirm the transactions provided hereunder, to accomplish the purpose of this Agreement or to assure to the other the benefits of this Agreement.

      14.3 BENEFITS AND BURDENS; ASSIGNMENT. (a) This Agreement shall inure to the benefit of and shall be binding upon the Sellers and the Buyer, and the respective successors and permitted assigns of the Sellers and the Buyer.

      (b) No assignment of this Agreement or any rights or obligations hereunder may be made by either the Seller or the Buyer without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void..

      14.4 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing (including telecommunications) and shall be deemed to have been duly given if personally delivered or sent by (i) telecopy or other wire transmission with request for assurance of receipt, or (ii) Federal Express or other overnight air express and receipted for by the recipient or an agent of the recipient. Any notices delivered to a Party to this Agreement or to legal counsel for such Party shall be sent to the following addresses:


                                                                              48
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                                                               Execution Version

      If to the Sellers' Representative:
      ----------------------------------

      Original:
      Ms. Maria Josefina Victoria Valladares Garcia
      Bucareli No. 103 Esq. Nicolas Fdo. Torres
      Las Aguilas  C.P. 78279
      San Luis Potosi, S.L.P.
      Telephone: +52 (444) 816-0013
      Facsimile: +52 (444) 816-0013

      Substitute:
      Mr. Pablo Valladares Garcia
      Cordillera Grey No. 290 Int. 113
      Lomas 3a. Secc.  C.P. 78210
      San Luis Potosi, S.L.P.
      Telephone: +52 (444) 816-0013
      Facsimile: +52 (444) 812-6961

      In any case, with a copy to (which copy shall not constitute notice):

      Galicia y Robles, S.C.
      Torre del Bosque
      Blvd. Manuel Avila Camacho No. 24, Piso 7
      Lomas de Chapultepec C.P. 11000
      Mexico, D.F.
      Telephone: +52 (55) 5540-9200
      Facsimile: +52 (55) 5540-9202 ext. 2215
      Attention: Ignacio Pesqueira T. and/or Pablo Jimenez Z.

      If to the Buyer:
      ----------------

      Agustin Melgar No. 23
      Fraccionamiento Industrial Ninos Heroes
      54030 Tlalnepantla, Estado de Mexico
      Telephone: + 52 (55) 1165-1000
      Facsimile: + 52 (55) 1165-1001
      Attention: Sergio Vigil Gonzalez


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                                                               Execution Version

      With a copy to (which copy shall not constitute notice):

      Mijares, Angoitia, Cortes y Fuentes, S.C.
      Montes Urales 505, 3er Piso
      Lomas de Chapultepec, C.P. 11000
      Mexico, D.F.
      Telephone: +52 (55) 5201-7447
      Facsimile: +52 (55) 5520-1065
      Attention: Ricardo Maldonado Yanez

or to such other address or to such other Person or Persons designated in writing by such Party or counsel, as the case may be. Notices delivered pursuant to this Section 14.4 shall be deemed to have been received on the Business Day following their actual delivery.

      14.5 ENTIRE UNDERSTANDING. This Agreement and any Exhibit and Schedules referred to herein represent the entire understanding of the Parties with respect to the subject matter herein and supersede any correspondence, memoranda, conversations or other communications with respect thereto.

      14.6 AMENDMENTS; WAIVERS. This Agreement may be amended only by an instrument in writing signed by the Sellers and the Buyer. Subject to the provisions set forth in Sections 9.2 and 10.2, any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

      14.7 INTERPRETATION; EXHIBITS AND SCHEDULES. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.


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                                                               Execution Version

      14.8 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and, when signed by any of the Parties, shall become legally binding on such Parties effective as of the date set forth at the beginning of this Agreement.

      14.9 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      14.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of Mexico.

      14.11 CONSENT TO JURISDICTION. Each Party irrevocably submits to the exclusive jurisdiction of the federal courts located in Mexico City, Federal District, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and further waives any right to which it may be entitled on account of place of residence or domicile.

            [The remainder of this page is intentionally left blank]


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                                                               Execution Version

      IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Agreement as of the date first written above.

SELLERS:

By: ________________________________        By: ________________________________
Name:                                       Name:

By: ________________________________        By: ________________________________
Name:                                       Name:

By: ________________________________        By: ________________________________
Name:                                       Name:

By: ________________________________        By: ________________________________
Name:                                       Name:

By: ________________________________        By: ________________________________
Name:                                       Name:


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                                                               Execution Version

BUYER:

By: ________________________________
    Name:
    Title:

            [The remainder of this page is intentionally left blank]

[Signature page of the Stock Purchase Agreement for the Acquisition of 100% of the shares of Corporacion Aceros DM, S.A. de C.V. and certain subsidiaries listed herein, by and among Miguel Fernando Valladares Garcia, Juan Carlos Valladares Garcia, Pablo Valladares Garcia, Rosa Maria Valladares Garcia, Maria Josefina Victoria Valladares Garcia, Maria del Rosario Valladares Garcia, Rafael Modesto del Blanco Garrido, Encarnacion Sofia del Blanco Garrido, Marina Amalia del Blanco Garrido and Margarita Gabriela del Blanco Garrido, as Sellers, and Grupo Simec, S.A.B. de C.V., as Buyer, dated as of February 21, 2008.]


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